Exhibit 10.2





               AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT

                           Dated as of March 31, 2003

                                      Among

                              IKON FUNDING-3, LLC,

                                 As Transferor,

                                IOS CAPITAL, LLC,

                       As Originator and Collection Agent,


                          GEMINI SECURITIZATION CORP.,

                             As Conduit Transferee,


                       THE SEVERAL FINANCIAL INSTITUTIONS
                                  PARTY HERETO
                               FROM TIME TO TIME,

                            As Alternate Transferees


                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                             As Administrative Agent



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               AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT

                           Dated as of March 31, 2003

         IKON FUNDING-3, LLC, a Delaware limited liability company (together with its successor and assigns, the "Transferor"), IOS CAPITAL, LLC (formerly
IOS CAPITAL, INC.), a Delaware limited liability company (together with its successors and assigns, the "Originator" and in its capacity as collection agent, together with its successors and assigns in such capacity, the "Collection Agent"), GEMINI SECURITIZATION CORP. (formerly TWIN TOWERS INC.), a Delaware corporation (together with its successors and assigns, "Gemini" or the "Conduit Transferee"), the APA TRANSFEREES from time to time party hereto (the "Alternate Transferees") and DEUTSCHE BANK AG, NEW YORK BRANCH (together with its successors and assigns, "Deutsche Bank"), a branch office of a foreign banking corporation organized under the laws of Germany, as administrative agent for the benefit of Gemini and the Alternate Transferees (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), agree as follows:

         PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References in Exhibits to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.

         This Agreement amends and restates as of the date hereof in its entirety that certain Receivables Transfer Agreement, dated as of March 28, 2001 (the "Original Receivables Transfer Agreement"), among the Transferor, the Collection Agent, the Conduit Transferee, the Alternate Transferees and the Administrative Agent. Upon the effectiveness of this Agreement, the terms and provisions of the Original Receivables Transfer Agreement shall be superseded hereby in their entirety, and each reference to the Original Receivables Transfer Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise effect any other instrument, document or agreement executed and or delivered in connection with the Original Receivables Transfer Agreement.

         The Transferor desires to transfer from time to time, undivided percentage interests in discrete pools of Receivables and Related Security, and the Conduit Transferee may desire to, and the APA Transferees (if requested) shall, accept such transfer of such undivided percentage interests, subject to the terms and conditions of this Agreement. Accordingly, the parties agree as follows:

                                    ARTICLE I

                          AMOUNTS AND TERMS OF TRANSFER

Section 1.01. Facility. Upon the terms and subject to the conditions set forth herein, prior to the Facility Termination Date, (a) the Transferor may, at its option from time to time, transfer to the Administrative Agent, on behalf of the Active Transferees, and (b) the Administrative Agent may, in its sole discretion, on behalf of Gemini, and the Administrative Agent shall on behalf of the Alternate Transferees (in the event Gemini elects not to accept such transfer) accept such transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in a pool of Receivables, together with Related Security and Collections with respect thereto, from time to time (each, a "Transfer"). Under no circumstances shall the Administrative Agent accept any Transfer if, after giving effect to such Transfer, the Aggregate Capital would exceed the Aggregate Commitment.

(a) The Transferor may, upon at least 30 days' notice to the Administrative Agent, terminate this facility in whole or, from time to time, reduce in part the unused portion of the Aggregate Commitment; provided that each partial reduction shall be in the amount of at least $10 million or an integral multiple thereof and that, unless terminated in whole, the Aggregate Commitment shall in no event be reduced below $100 million. Any such reduction in the Aggregate Commitment shall simultaneously reduce the respective Commitments of the Alternate Transferees Pro Rata.

Section 1.02. Consideration and Terms. (a) On any date prior to the Facility Termination Date, the Transferor may request a Transfer, which Transfer shall be in a minimum amount of $10,000,000 and increments of $100,000 in excess thereof, by delivering to the Administrative Agent not later than 11:00 a.m. (New York time), three Business Days prior to such requested Transfer (each, a "Transfer Date"), written notice in the form of Annex C specifying the proposed Transfer Date and setting forth detailed information regarding the Receivables to be included in such Transfer, including an addendum to Schedule II hereto. The total amount to be paid by the Active Transferees in respect of such Transfer shall be equal to the Aggregate Adjusted Outstanding Balance of the Related Contracts for the Receivables included in such Transfer (the "Consideration" for such Receivables).

(b) Promptly upon receipt of such notice, the Administrative Agent shall deliver a copy thereof to each of the Transferees. By 3 p.m. (New York City time) on each Transfer Date, upon satisfaction of the applicable conditions set forth in
Exhibit II hereto, (x) the Active Transferees shall make available to the Administrative Agent their respective Pro Rata shares of the Consideration in respect of such Transfer by deposit of such amounts in same day funds to the Administrative Agent's Account and, after the receipt by the Administrative Agent of such funds, the Administrative Agent will cause such Consideration to be paid to the Transferor in immediately available funds prior to 4:00 p.m. (New York City time) to the Transferor's account no. 5603799977 at PNC Bank, N.A., Delaware (ABA#031-100-089); provided, however, that in the case of each Transfer other than the initial Transfer, the applicable Consideration may be netted against all amounts on such payments of Capital to be deposited in the Administrative Agent's Account on such date by the Collection Agent pursuant to
Section 1.03 and (y) the Transferor does hereby (effective on the date of each Transfer automatically and without any further documentation) transfer to the Administrative Agent for the benefit of the applicable Transferees all of the related Receivables, the Related Contracts, the Related Security and the Collections in respect thereof. The Active Transferees shall on or before the tenth day of each month (or if such day is not a Business Day, on the preceding Business Day), notify the Administrative Agent, and the Administrative Agent shall notify the Transferor, of the Yield accrued with respect to the prior Settlement Period or portion thereof. Each Transfer to the Administrative Agent on behalf of the Active Transferees hereunder shall be allocated Pro Rata to each such Transferee.


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(c) Each Alternate Transferee's obligation hereunder shall be several, such that the failure of any Alternate Transferee to make a payment in connection with any Transfer hereunder shall not relieve any other Alternate Transferee of its obligation hereunder to make payment for any Transfer. Further, in the event any Alternate Transferee fails to satisfy its obligation to accept a Transfer as
required   hereunder,   upon   receipt  of  notice  of  such  failure  from  the
Administrative Agent, subject to the limitations set forth herein, each of the non-defaulting Alternate Transferees shall accept a transfer of its respective Pro Rata share of such defaulting Alternate Transferee's applicable share of the related Transfer (determined without regard to the Commitment of the defaulting Alternate Transferee). Notwithstanding anything in this paragraph to the contrary, no Alternate Transferee shall be required to accept a transfer pursuant to this paragraph for an amount which would cause the Capital of such Alternate Transferee (after giving effect to such transfer) to exceed its Commitment.

Section 1.03. Settlement Procedures. (a) Collection of the Receivables shall be administered by the Collection Agent, in accordance with the terms of this Agreement. The Transferor shall provide to the Collection Agent on a timely basis all information needed for such administration.

(b) The Collection Agent shall, on each day on which Collections are received by it or deposited in the Collection Account, set aside and hold in trust (or, after the establishment of the Collection Account, hold in the Collection Account) for the benefit of the Hedge Counterparties and the Transferees, and distribute such Collections on each Settlement Date in the following order of priority:

(i) to the Hedge Counterparties in payment of the net amounts payable to such Hedge Counterparties by the Transferor under the Hedge Agreements (excluding any Hedge Breakage Costs payable thereunder);

(ii) to the Collection Agent, an amount equal to any Unreimbursed Servicer Advances;

(iii) to the Collection Agent, if the Collection Agent is not IOS Capital, LLC, an amount equal to the Collection Agent Fee accrued but unpaid during the preceding Settlement Period, together with any amounts in respect of the Collection Agent Fee that were due in respect of prior Settlement Periods that remain unpaid;

(iv) to the Administrative Agent's Account, an amount equal to accrued and unpaid Yield and any fees payable pursuant to Section 1.04(a);

(v)      to the Administrative Agent's Account,

      1. prior to the occurrence of a Trigger Event, an amount equal to the due and unpaid Principal Payment Amount, and

      2. following the occurrence and during the continuation of a Trigger Event, an amount equal to the outstanding Aggregate Capital (after giving effect to any other reduction in Aggregate Capital occurring on such Settlement Date);


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


(vi) to the Collection Agent, if the Collection Agent is IOS Capital, LLC, an amount equal to the Collection Agent Fee accrued but unpaid during the preceding Settlement Period, together with any amounts in respect of the Collection Agent Fee that were due in respect of prior Settlement Periods that remain unpaid;

(vii) to the Hedge Counterparties in payment of any Hedge Breakage Costs payable to such Counterparties under the Hedge Agreements.

(viii) to the Administrative Agent's Account, in payment of any amounts then owed to the Transferees, the Administrative Agent or any Affected Person hereunder (other than in respect of Yield, fees or the repayment of Capital); and

(ix)     to the Transferor, any remaining amounts.

         Unless a Trigger Event, a Potential Trigger Event, a Servicer Termination Event or a Potential Servicer Termination Event has occurred, for so long as the Originator is the Collection Agent, the Collection Agent shall not be required to segregate Collections, but may commingle the Collections with its own funds and make the deposits and payments required to be made pursuant to this paragraph (b) on each Settlement Date.

            (c) (i) Upon receipt of funds deposited into the Administrative Agent's Account pursuant to subsection (b)(iv) above, the Administrative Agent shall distribute such funds, as follows:
                  Pro Rata to each Transferee in payment of (x) accrued but unpaid Yield on the Capital of such Transferee and (y) fees payable to the Administrative Agent (for the benefit of such Transferee) pursuant to Section 1.04(a).

            (ii) Upon receipt of funds deposited into the Administrative Agent's Account pursuant to subsection (b)(v) above, the Administrative Agent shall distribute such funds Pro Rata to each Transferee in reduction to zero of all Capital of such Transferee.

            (iii) Upon  receipt  of  funds  deposited  into  the  Administrative
                  Agent's Account pursuant to subsection (b)(viii) above, the Administrative Agent shall distribute such funds to the Transferees, the Administrative Agent or any Affected Person, as applicable, in payment of any other amounts owed by the Transferor hereunder, pro rata based on the respective amounts owed to such parties.

(d) For the purposes of this Section 1.03:

            (i) Upon discovery by the Originator or the Transferor or the Administrative Agent of a breach of any of the representations or warranties made or deemed made by the Originator in paragraph (h) of Exhibit III with respect to any Receivable or the Related Security, such party shall give prompt written notice thereof to the other party, as soon as practicable and in any event within three Business Days following such discovery. The Transferor shall be deemed to have received on such day a Collection in full of such Receivable and all other Receivables relating to the same Contract, in the amount of the Outstanding Balance of such Contract plus Yield accrued and to accrue thereon through the end of the then current Settlement Period, and the amount of each such Collection shall be applied as provided in this Section 1.03; and

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


            (ii) if and to the extent the Administrative Agent or any Transferee shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Transferor and, accordingly, the Administrative Agent or such Transferee, as the case may be, shall have a claim against the Transferor for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(e) Except as provided in paragraph (i) of Section 1.03(d), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of the due but unpaid amounts with respect to such Receivables, starting with the oldest such due but unpaid amount, unless such Obligor designates its payment for application to specific Receivables.

(f) The Transferor shall forthwith deliver to the Collection Agent an amount equal to all Collections deemed received by the Transferor pursuant to Section 1.03(d)(i) above and the Collection Agent shall hold or distribute such Collections in accordance with Section 1.03(b). If Collections are then being paid to the Administrative Agent, the Collection Agent shall forthwith cause such deemed Collections to be paid to the Administrative Agent. If a Trigger Event or Potential Trigger Event has occurred, so long as the Transferor shall hold any Collections or deemed Collections required to be paid to the Collection Agent or the Administrative Agent, it shall hold such Collections in trust and separate and apart from its own funds and shall clearly mark its records to reflect such trust; provided, however, that following the establishment of the Collection Account pursuant to Section 4.08, the Collection Agent shall deposit such Collections into the Collection Account within two (2) Business Days of receipt thereof.

(g) The Transferor may reduce the Aggregate Capital upon delivery of a notice in the form of Annex D at least ten Business Days' (in the case of reductions in excess of $25,000,000) or at least two Business Days' (in the case of reduction of $25,000,000 or less), to the Active Transferees and the Administrative Agent, by remitting to the Administrative Agent's Account (i) cash and (ii) instructions to apply such cash to the Pro Rata reduction of each Transferee's Capital and Yield accrued and to accrue thereon (until such cash can be used to pay the Commercial Paper). The Transferor shall pay all breakage and other costs related to such Capital reduction, (including any Hedge Breakage Costs); provided, however, that each of the Transferees and the Administrative Agent shall use its reasonable best efforts to minimize any breakage costs.

(h) The Transferor may, upon at least ten Business Days' notice to the Administrative Agent, repurchase all of the Receivables on any
         Settlement Date (the "Repurchase Date") by remitting to the Administrative Agent's Account on or prior to such Repurchase Date, for distribution in accordance with subsection 1.03(c) above, cash in an amount equal to the Aggregate Capital, plus all accrued and unpaid Yield thereon, and all other amounts which are payable under this Agreement (including any Hedge Breakage Costs). A repurchase of Receivables made pursuant to this subsection 1.03(h) shall include the Related Security and Collections with respect thereto.


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Section 1.04.  Payment of Fees and Yield.  (a) Fees. The Transferor shall pay to the Administrative Agent certain fees (for its benefit and for the benefit of the Transferees) in the amounts and on the dates set forth in a separate fee agreement dated as of March 28, 2001 (as amended, supplemented or otherwise modified, the "Fee Letter") between the Transferor and the Administrative Agent.

(b) Yield. On or before the tenth day of each month (or if such day is not a Business Day, on the preceding Business Day), the Administrative Agent shall calculate the Tranche Rate applicable to each Tranche funded or maintained by a Transferee for each day in the prior Settlement Period and the Administrative Agent shall notify the Servicer of such rates.

(c) Collection Agent Fee. The Collection Agent shall be entitled to receive a fee (the "Collection Agent Fee") of one-twelfth of 1.50% per month on the average daily Aggregate Capital from the date of the first Transfer of Receivables until the date on which such Aggregate Capital is reduced to zero, payable on each Settlement Date. The Collection Agent Fee shall be payable solely from Collections pursuant to, and subject to the priority of payment set forth in, Section 1.03.

Section 1.05. Payments and Computations, Etc. (a) Unless otherwise specified herein, all amounts to be paid or deposited by the Transferor or the Collection Agent hereunder to or for the account of the Administrative Agent, Gemini or any other Transferee shall be paid or deposited no later than 11:00 a.m. (New York City time) on the day when due in same day funds to the Administrative Agent's
Account. Upon receipt of funds deposited into the Administrative Agent's Account, the Administrative Agent shall distribute such funds to the Persons entitled thereto in accordance with the provisions of this Agreement or retain such funds for its own account, as appropriate.

(b) The Transferor shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Transferor (whether as Collection Agent or otherwise) when due hereunder, at an interest rate per annum equal to 2% per annum above the Base Rate, payable on demand.

(c) Unless otherwise specified herein, all computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

Section 1.06. Increased Costs. (a) If the Administrative Agent, any Transferee, any other entity which enters into a commitment to acquire Receivables or interests therein, or any entity which provides credit enhancement or any of their respective Affiliates (each an "Affected Person") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to accept transfers of or otherwise to maintain the


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investment  in  Receivables  or  interests   therein   hereunder  or  under  any
commitments to a Transferee related to this Agreement or to the funding thereof or any related liquidity facility or credit enhancement facility (or any participation therein) and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrative Agent), the Transferor shall immediately pay to the Administrative Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Transferor and the Administrative Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to a Transferee of agreeing to accept the Transfer of or accepting such Transfers, or maintaining the ownership of the Receivables or interests therein in respect of which Yield is computed by reference to the Eurodollar Rate, then upon demand by such Transferee (with a copy to the Administrative Agent), the Transferor shall immediately pay to the Administrative Agent, for the account of such Transferee (as a third-party beneficiary), from time to time as specified by such Transferee, additional amounts sufficient to compensate such Transferee for such increased costs. A certificate as to such amounts submitted to the Transferor and the Administrative Agent by a Transferee shall be conclusive and binding for all purposes, absent manifest error.

Section 1.07. Requirements of Law. In the event that any requirement of law or any change therein or in the interpretation or application thereof by the relevant governmental authority to a Transferee after the date hereof or compliance by a Transferee with any request or directive (whether or not having the force of law) from any central bank or other governmental authority:

(i) does or shall subject such Transferee to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to such Transferee on account of Collections, Yield or any other amounts payable hereunder (excluding taxes imposed on the income of such Transferee, and franchise taxes imposed on such Transferee, by the jurisdiction under the laws of which such Transferee is organized or a political subdivision thereof); or

(ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Transferee which are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder;


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


and the result of any of the foregoing is to increase the cost to such Transferee of maintaining an interest in Receivables or to reduce any amount receivable hereunder, then, in any such case, the Transferor shall pay such Transferee, upon its demand, any additional amounts necessary to compensate such Transferee for such additional cost or reduced amount receivable with regard to such Transferee's Receivables. All such amounts shall be payable as incurred. A certificate from such Transferee or the Administrative Agent, as the case may be, to the Transferor certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs shall be conclusive in the absence of manifest error.

Section 1.08. Inability to Determine Eurodollar Rate. In the event that the Administrative Agent shall have determined prior to the first day of any Settlement Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Settlement Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Settlement Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost to the Transferees (as conclusively determined by the Administrative Agent) of maintaining Receivables during such Settlement Period, the Administrative Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Transferor prior to the first day of such Settlement Period. Until such notice has been withdrawn by the Administrative Agent, no further Tranches shall be funded or maintained at the Eurodollar Rate. The Administrative Agent agrees to withdraw any such notice as soon as reasonably practicable after the Administrative Agent is notified of a change in circumstances which makes such notice inapplicable.

Section 1.09. Breakage Costs. If (a) any payment of Capital as to which Yield is computed by reference to the Eurodollar Rate or the CP Rate is made by the Transferor to or for the account of any Transferee other than on the last day of a Settlement Period, as a result of a payment pursuant to Sections 1.03, 1.10 or
3.03 or for any other reason, or (b) the Termination Date shall occur during any Settlement Period, or (c) any payment of Capital is made by the Transferor to a Transferee or an Affected Person other than on the last day of a Settlement Period upon a purchase and assumption of rights and obligations under this Agreement as a result of a demand by the Transferor, the Transferor shall, upon demand by such Transferee or Affected Person (with a copy to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Transferee or Affected Person (as a third-party beneficiary) any amounts required to compensate such Transferee or Affected Person for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Transferee or Affected Person to fund or maintain its interest in the Receivables. A certificate as to such amounts submitted to the Transferor and the Administrative Agent by such Transferee or Affected Person shall be conclusive and binding for all purposes, absent manifest error.

Section 1.10. Retransfer of Receivables. At any time after the Aggregate Capital is reduced to less than 15% of the highest amount of Aggregate Capital outstanding on or prior to the Facility Termination Date, the Transferor may, at its option, upon not less than thirty days notice to the Administrative Agent, accept the retransfer from the Administrative Agent on the

Settlement Date next succeeding such thirty day period or on such other date as shall be mutually agreed to by the Administrative Agent and the Transferor (the "Retransfer Date"), of all of the Receivables and the Related Security then held by the Administrative Agent for an amount equal to the Aggregate Capital outstanding as at the Retransfer Date (after application of all Collections received on or prior to such date) plus any accrued and unpaid Yield as at such date plus any other amounts then owed by the Transferor under this Agreement. The Transferor shall be entitled to all Collections from the Receivables retransferred to the Transferor in accordance with this Section 1.10 which are received after the Retransfer Date and the Collection Agent shall set aside and hold in trust for, and shall pay forthwith to, the Transferor all such Collections. The terms and provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if any such payment is rescinded or must otherwise be returned to the Transferor upon the insolvency, bankruptcy or reorganization of the Transferor or an Obligor or otherwise, all as though such payment had never been made. On the Retransfer Date:

            (i) all of the Receivables and Related Security shall be retransferred to the Transferor without any representation or warranty other than that they are free and clear of any Adverse Claims created by or through the Transferees or the Administrative Agent, and

            (ii) the Administrative Agent shall deliver to the Transferor executed UCC-3 Termination Statements, terminating the interest of the Administrative Agent in all such Receivables and Related Security, thereupon the Transferor shall be vested with all right, title and interest in such Receivables and Related Security, and the Administrative Agent and the Transferees shall no longer hold any interest in any of such Receivables or Related Security.

Section 1.11. Security Interest. As collateral security for the performance by the Transferor of all the terms, covenants and agreements on the part of the Transferor (whether as Transferor or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Transferor hereunder or thereunder, whether for the payment of Capital, Yield, indemnification payments, fees, expenses or otherwise, the Transferor hereby assigns to the Administrative Agent for its benefit and the ratable benefit of the Transferees, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Transferees, a present and continuing security interest in, all of the Transferor's right, title and interest in and to:

(a) the Transfer Agreement, including, without limitation, (i) all rights of the Transferor to receive moneys due or to become due under or pursuant to the Transfer Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Transfer Agreement, (iii) all rights of the Transferor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Transfer Agreement (except any rights that might arise under the Support Agreement), (iv) claims of the Transferor for damages arising out of or for breach of or default under the Transfer Agreement, and (v) the right of the Transferor to compel performance and otherwise exercise all remedies thereunder,

(b) all Receivables and the Related Security and Collections with respect thereto, and

(c) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

Section 1.12. Hedging Requirements. (a) The Transferor shall cause to be maintained in full force and effect at all times one or more Hedge Transactions with respect to the Receivables (which, if in the form of one or more Swap Agreements, shall have an aggregate notional amount in effect for all such Hedge Transactions of not less than 90% but not greater than 110% of the outstanding Aggregate Capital). Each Hedge Transaction shall:

            (i) be entered into with a Hedge Counterparty and be governed by a Hedge Agreement;

            (ii) have a tenor and amortization schedule reasonably acceptable to the Administrative Agent;

            (iii) provide for payments on each Settlement Date (x) which, in the case of a Hedge Transaction in the form of a Cap Agreement, are made only by the Hedge Counterparty to the Transferor, in an amount equal to the current notional amount of such Cap Agreement applied to the excess, if any, of one-month LIBOR over the Hedge Rate with respect thereto, and (y) in the case of a Hedge Transaction in the form of a Swap Agreement, are to be made (1) by the Hedge Counterparty to the Transferor in an amount equal to the current notional amount of the Swap Agreement applied to one-month LIBOR, and (2) by the Transferor to the Hedge Counterparty in an amount equal to such notional amount applied to the Hedge Rate with respect thereto (which amounts may be netted, with the net amount paid by one party to the other); and

            (iv) require the Hedge Counterparty to find a replacement Hedge Counterparty to execute a new Hedge Agreement reasonably satisfactory to the Agent within ten Business Days of any downgrade of the ratings of the Hedge Counterparty below the levels set forth in the definition of "Hedge Counterparty", which replacement must meet the qualifications set forth in the definition of "Hedge Counterparty."

(b) In the event that a Hedge Counterparty no longer satisfies the ratings requirement specified in the definition thereof and does not itself find a replacement acceptable to the Administrative Agent that has executed a Hedge Agreement as required under Section 1.12(a)(v), the Transferor shall, within 15 Business Days following the failure of such Hedge Counterparty to satisfy such ratings requirement, provide a substitute Person satisfying the requirements of the definition of "Hedge Counterparty" to be substituted as the Hedge Counterparty under the applicable Hedge Agreement(s) or to enter into a new Hedge Agreement reasonably satisfactory to the Administrative Agent.

(c) The Transferor hereby agrees that it shall not, without the prior written consent of the Administrative Agent, exercise any rights (including termination rights) under any Hedge Agreement or Hedge Transaction that could reasonably be expected to adversely effect the right of the Transferees to receive any payment hereunder or under any such Hedge Agreement; provided, that nothing herein shall have the effect of releasing the Transferor from any of its obligations under any Hedge Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Transferees or the Administrative Agent for the performance by the Transferor of any such obligations.

(d) The Transferor shall not execute any assignment, assumption, credit support annex, extension, amendment, modification, waiver, confirmation, designation of "Reference Market Makers," schedule or other agreement in connection with any Hedge Agreement without first obtaining the prior written consent of the Administration Agent. A copy of any such item received by the Transferor, together with a copy of any other notice or communication received by the Transferor in connection with any Hedge Agreement shall be forwarded to the Administrative Agent promptly on receipt. Notice of (i) any assignment or transfer by a Hedge Counterparty of any of its rights or obligations under any Hedge Agreement (ii) any assumption, amendment, extension, modification, waiver or event of default under any Hedge Agreement, and
         (iii) the Hedge Counterparties entering into any new Hedge Agreement pursuant to this Section 1.12 shall be given by the Administrative Agent to each Rating Agency.

(e) The Transferor or the Servicer on its behalf shall promptly forward to the Administrative Agent a copy of any notice received from a Hedge Counterparty relating to any downgrade, withdrawal or suspension of such Hedge Counterparty's (or such Hedge Counterparty's guarantors') ratings.

(f) The Collection Agent shall provide the Administrative Agent with written notice confirming the amounts, if any, to be paid to or by the Hedge Counterparty on each Settlement Date and any early termination date (which notice may be contained in the Transferor Report).

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES;
                            COVENANTS; TRIGGER EVENTS

Section 2.01. Representations and Warranties; Covenants. The Transferor hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, set forth in Exhibits III and IV, respectively, hereto.

Section 2.02. Trigger Events. If any of the Trigger Events set forth in Exhibit V hereto shall occur and be continuing, the Administrative Agent may, by notice to the Transferor, take either or both of the following actions: (x) declare the Termination Date to have occurred, and (y) designate another Person to succeed the Originator as the Collection Agent; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (h) or (m) of Exhibit V, the Termination Date shall occur, the Originator (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Administrative Agent or its designee shall become the Collection Agent. Upon any such declaration or designation or upon any such automatic termination, the Transferees and the Administrative Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC of the appropriate jurisdiction or jurisdictions and under other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE III

                        INDEMNIFICATION, REPURCHASE, ETC.

Section 3.01. Indemnities by the Transferor. Without limiting any other rights that the Administrative Agent or any Transferee or any of their respective Affiliates or its agents (each, an "Indemnified Party") may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the use of proceeds of any Transfer or the acceptance of the transfer of the Receivables or in respect of any Receivable, Related Contract or Related Security, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified
Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof, arising out of or as a result of this Agreement or the acceptance of the transfer of the Receivables or in respect of any Receivable, Related Contract or Related Security. Without limiting or being limited by the foregoing, the Transferor shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(i) any representation or warranty or statement made by the Transferor (or any of its officers) under or in connection with this Agreement and the other Transaction Documents which shall have been incorrect in any material respect when made;

(ii) the failure by the Transferor to comply with any applicable law, rule or regulation (including, without limitation, usury or consumer law) with respect to any Receivable, the related Contract or the Related Security; or the failure of any Receivable or the related Contract to conform to any such applicable law, rule or regulation;

(iii) the failure of the Administrative Agent (for the benefit of the Transferees) to acquire a valid and perfected security interest in the Receivables and the Related Security and Collections in respect thereof under Article 9 of the UCC of any applicable jurisdiction, free and clear of any Adverse Claim;

(iv) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or the Related Security and Collections in respect thereof, whether at the time of the transfer of an interest therein or at any subsequent time;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the lease or sale of the related Equipment or services related to such Receivable or the furnishing or failure to furnish such Equipment or other services or alleging violation by the Transferor of any laws in connection with such lease or sale activities;

(vi) any failure of the Transferor to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Related Contracts;

(vii) any products or personal liability claim arising out of or in connection with any Equipment or other merchandise, services or activities which are the subject of any Related Contract;

(viii) the commingling by the Transferor or any of its Affiliates (including without limitation the Originator in its capacity as Collection Agent) of Collections of Receivables at any time with other funds;

(ix) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of any Transfer or the acceptance of the transfer of Receivables or in respect of any Receivable, Related Security or Related Contract; or

(x) any fine, penalty, tax or other charge asserted against any Indemnified Party by any governmental authority or agency or any other Person resulting from any Obligor's use, possession or ownership of any Equipment.

(xi) any failure of the Transferor or any Hedge Transactions to comply with the requirements of Section 1.12.

Section 3.02.       [RESERVED]

Section 3.03. Repurchase of Ineligible and Certain Other Receivables. (a) The Transferor shall, upon not less than two Business Days' notice from the Administrative Agent, repurchase (at the repurchase price specified in Section 3.03(b) below) on the next succeeding Settlement Date:

            (i) any Receivable that was not an Eligible Receivable at the time of the related Transfer; or

            (ii) any Receivable as to which the Administrative Agent (for the benefit of the Transferees) does not have a first priority perfected interest free and clear of any Adverse Claim.

(b) Each repurchase of a Receivable under Section 3.03(a) above shall include the repurchase of all other Receivables relating to the same Contract. The repurchase price shall be an amount equal to the Outstanding Balance of the related Contract plus accrued but unpaid Yield allocable thereto to the date of repurchase. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Receivables received during the Settlement Period preceding such Settlement Date and the amount of each such Collection shall be applied as provided in Section 1.03.

                                   ARTICLE IV

                          ADMINISTRATION AND COLLECTION
                                 OF RECEIVABLES

Section 4.01. Designation of Collection Agent. The servicing, administration and collection of the Receivables shall be conducted by the Collection Agent so designated hereunder from time to time. Until the Administrative Agent gives notice to the Transferor of the designation of a new Collection Agent, the Originator is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. At any time following the occurrence of a Trigger Event or a Servicer Termination Event, the Administrative Agent may designate as Collection Agent any Person (including itself) to succeed the Originator or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may, with the prior consent of the Administrative Agent, subcontract with any other Person for the servicing, administration or collection of the Receivables. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof.

Section 4.02. Duties of Collection Agent. (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Transferor and the Administrative Agent hereby appoint the Collection Agent, from time to time designated pursuant to Section 4.01, as agent for themselves and for the Transferees to enforce their respective rights and interests in the Receivables, the Related Security and the related Contracts. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and shall act in the best interests of the Transferor and the Transferees.

(b) The Collection Agent shall administer the Collections in accordance with the procedures described in Section 1.03.

(c) The Collection Agent shall hold in trust for the Transferor and each Transferee, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Receivables.

(d) The Collection Agent shall, as soon as practicable following receipt, turn over to the Transferor any cash collections or other cash proceeds received with respect to receivables not transferred to the Administrative Agent and the Transferees pursuant to this Agreement.

(e) The Collection Agent shall, from time to time at the request of the Administrative Agent, furnish to the Administrative Agent (promptly after any such request) a calculation of the amounts set aside for the Administrative Agent and the Transferees pursuant to Section 1.03.

(f) Prior to the 13th calendar day of each month, the Collection Agent shall prepare and forward to the Administrative Agent a Transferor Report relating to the Receivables outstanding on the last day of the immediately preceding month.

(g) For any Settlement Period, if the Collection Agent determines that any Periodic Payment (or portion thereof) which was due and payable pursuant to a Related Contract during such Settlement Period was not received prior to the end of such Settlement Period, the Collection Agent may make an Servicer Advance in an amount up to the amount of such delinquent Periodic Payment (or portion thereof), to the extent that in its sole discretion it determines that it can recover such amount from subsequent Collections under such Related Contract. Any Servicer Advances shall be treated by the Collection Agent as Collections and made available for distribution on each Settlement Date in accordance with
Section 1.03(b). Upon the occurrence of a Servicer Termination Event and following the establishment of the Collection Account pursuant to Section 4.08, the Collection Agent shall deposit all Servicer Advances into the Collection Account within two (2) Business Days of the date on which the related Periodic Payment (or portion thereof) first became delinquent. The Collection Agent shall be entitled to be reimbursed for Servicer Advances pursuant to Section 1.03(b), subject to the priority of payments set forth therein.

Section 4.03.       Certain Rights of the Administrative Agent.

         Following the occurrence of a Trigger Event, a Potential Trigger Event, a Servicer Termination Event or a Potential Servicer Termination Event,

(a) The Administrative Agent may direct the Obligors that all payments under the Related Contracts be made directly to the Administrative Agent or its designee.

(b) At the Administrative Agent's request and at the Transferor's expense, the Transferor shall notify each Obligor of the interest of the Administrative Agent in the Receivables under this Agreement and direct that payments be made directly to the Administrative Agent or its designee.

(c) At the Administrative Agent's request and at the Transferor's expense, the Transferor and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Receivables and the Related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Receivables, and shall make the same available to the Administrative Agent at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

(d) The Transferor authorizes the Administrative Agent to take any and all steps in the Transferor's name and on behalf of the Transferor that are necessary or desirable, in the determination of the Administrative Agent, to collect amounts due under the Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing the Receivables and the Related Security and related Contracts.

Section 4.04. Rights and Remedies. (a) If the Collection Agent fails to perform any of its obligations under this Agreement, the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Administrative Agent's costs and expenses incurred in connection therewith shall be payable by the Transferor (if the Collection Agent that fails to so perform is the Transferor or its designee).

(b) The Transferor and the Originator shall perform their respective obligations under the Related Contracts to the same extent as if the Receivables had not been transferred and the exercise by the Administrative Agent on behalf of the Transferees of their rights under this Agreement shall not release the Collection Agent or the Transferor from any of their duties or obligations with respect to any Receivables or Related Contracts. Neither the Administrative Agent nor the Transferees shall have any obligation or liability with respect to any Receivables or Related Contracts, nor shall any of them be obligated to perform the obligations of the Transferor thereunder.

(c) In the event of any conflict between the provisions of Article IV of this Agreement and Article VI of the Transfer Agreement, the provisions of this Agreement shall control.

      Section 4.05. Further Actions Evidencing Transfers. The Originator agrees from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the Receivables transferred hereunder, or to enable the Transferees or the Administrative Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, the Originator will upon the request of the
Administrative Agent (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence such interests in Receivables; (ii) segregate the Related Contracts and other records in its lease files pertaining to each Receivable; and (iii) mark its master data processing records evidencing such Receivables and the Related Contracts, in each case in a manner reasonably acceptable to the Administrative Agent, evidencing that such Receivables have been transferred.

      Section 4.06. Covenants of the Collection Agent and the Originator. (a) Audits. The Collection Agent will, from time to time during regular business hours as requested by the Administrative Agent, permit the Administrative Agent, or its agents or representatives (including independent public accountants, which may be the Collection Agent's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Collection Agent, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent relating to the Receivables and the Related Security, including, without limitation, the Related Contracts, and
(iii) to visit the offices and properties of the Collection Agent for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to the Receivables and the Related Security or the Collection Agent's performance hereunder with any of the officers or employees of the Collection Agent having knowledge of such matters.

(a) Change in Credit and Collection Policy. The Originator will not make any change in the Credit and Collection Policy that would impair the collectibility of any Receivable or the ability of the Originator (if it is acting as Collection Agent) to perform its obligations under this Agreement.

      Section 4.07. Indemnities by the Collection Agent. Without limiting any other rights that the Administrative Agent, any Transferee or any of their respective Affiliates (each, a "Special Indemnified Party") may have hereunder or under applicable law, and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Special Indemnified Amounts") arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Special Indemnified Party, (b) recourse for uncollectible Receivables or (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of interests in the Receivables or in respect of any Receivable or any Contract):

(i) any representation or warranty or statement made or deemed made by the Collection Agent under or in connection with this Agreement which shall have been incorrect in any material respect when made;

(ii) the failure by the Collection Agent to comply with any applicable law, rule or regulation with respect to any Receivable or Contract; or the failure of any Receivable or Contract to conform to any such applicable law, rule or regulation;

(iii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables, the Related Contracts and the Related Security and Collections in respect thereof, whether at the time of any transfer or reinvestment or at any subsequent time;

(iv)     any  failure  of  the  Collection   Agent  to  perform  its  duties  or
         obligations in accordance with the provisions of this Agreement;

(v) the commingling of Collections at any time by the Collection Agent with other funds other than as specifically permitted herein;

(vi) any action or omission by the Collection Agent reducing or impairing the rights of the Transferees with respect to any Receivable or the value of any Receivable;

(vii) any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Collection Agent hereunder; or

(viii) any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Collection Agent or its Affiliates in servicing, administering or collecting any Receivable.

(ix) any failure of the Transferor or any Hedge Transactions to comply with the requirements of Section 1.12.

      Section 4.08. Collection Account Agreement. Promptly (and, in any case, within 10 days) following the occurrence of a Servicer Termination Event, the Collection Agent shall establish an account (the "Collection Account") with an office or branch of a depository institution or trust company organized under the laws of the United States or any one of the states thereof (or any domestic branch of a foreign bank) and otherwise acceptable to the Administrative Agent (the "Collection Account Bank"). The Collection Account shall be maintained in the name of the Administrative Agent as agent for the Transferees and shall be at all times subject to a Collection Account Agreement. Following establishment of the Collection Account, the Collection Agent shall (i) transfer or cause to be transferred, all Collections on deposit in each Lock-Box Account to the Collection Account not later than the close of business on the second (2nd) Business Day after such Collections are received in such Lock-Box Account, and
(ii) promptly (but in no event later than two (2) Business Day after the receipt thereof) deposit all Collections received directly by it in the Collection
Account. Neither the Transferor nor the Collection Agent shall deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections.

                                    ARTICLE V

                                  MISCELLANEOUS

      Section 5.01. Amendments, Etc. No failure or delay on the part of the Administrative Agent or any Transferee in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Transferor, the Collection Agent, the Administrative Agent and the Required Transferees and, if such amendment is material, the Rating Agencies, to the extent required by the terms and provisions of the commercial paper program of Gemini, have provided written confirmation that such amendment will not result in a reduction or withdrawal of the rating of the Commercial Paper; provided that the consent of all of the Transferees hereto shall be required for any amendment, modification or supplement relating to (i) the definitions of "Eligible Receivables," "Facility Termination Date," "Required Transferees," "Required Balance," "Discount" and "Applicable Percentage" and any defined terms incorporated therein, (ii) the reduction or postponement of the time for payment of any fee or other amount payable to or on behalf of such Transferees or (iii) this
Section 5.01.

      Section 5.02. Notices, Etc. All notices, demands and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (which shall include electronic transmission), shall be personally delivered, express couriered, electronically transmitted (in which case a hard copy shall also be sent by regular mail) or mailed by registered or certified mail and shall, unless otherwise expressly provided herein, be effective when received at the address specified below for the listed parties or at such other address as shall be specified in a written notice furnished to the other parties hereunder.

         If to the Transferor:

                  IKON FUNDING-3, LLC
                  1738 Bass Road
                  Macon, Georgia 31210
                  Attention:        Russell Slack, President
                  Telephone:        (912) 471-2384
                  Telecopy:         (912) 471-2394

         If to the Originator or Collection Agent:

                  IOS CAPITAL, LLC
                  1738 Bass Road
                  Macon, Georgia 31210
                  Attention:        Harry G. Kozee
                  Telephone:        (912) 471-2306
                  Telecopy:         (912) 471-2388
         with a copy to:

                  IKON OFFICE SOLUTIONS, INC.
                  70 Valley Stream Parkway
                  Malvern, Pennsylvania 19355
                  Attention:        Jack Quinn
                  Telephone:        (610) 408-7165
                  Telecopy:         (610) 408-7022

         If to the Administrative Agent or the Alternate Transferees:

                  DEUTSCHE BANK AG, NEW YORK BRANCH
                  31 West 52nd Street
                  New York, NY 10017
                  Attention:        Margot Pilla
                  Telephone:        (212) 469-4663
                  Telecopy:         (212) 469-7973
                  with a copy to:

                  DEUTSCHE BANK ALEX. BROWN INC.
                  31 West 52nd Street
                  New York, NY 10017
                  Attention:        David McCollum
                  Telephone:        (212) 469-8925
                  Telecopy:         (212) 469-5160


         If to Gemini:

                  GEMINI SECURITIZATION CORP.
                  J. H.  Management Corporation
                  c/o Ropes & Gray
                  One International Place, Rm.  615
                  Boston, MA 02110
                  Attention:        President
                  Telephone:        (617) 951-7690
                  Telecopy:         (617) 951-7050

         With a copy to the Administrative Agent

      Section 5.03. Assignability. (a) This Agreement and each Transferee's rights and obligations herein (including rights in the Receivables) shall be assignable by each Transferee and its successors and assigns if the Administrative Agent shall have received confirmation from each of the Rating Agencies that such assignment will not result in the withdrawal or downgrade of the then-current ratings of Gemini's outstanding Commercial Paper; provided, that no such confirmation shall be required if such assignment is made by Gemini to any other Transferee hereunder or to any Transferee that is a party to a liquidity facility supporting the Commercial Paper. Each assignor of Receivables or any interest therein shall notify the Administrative Agent and the Transferor of any such assignment; provided, that no such notice shall be required if such assignment is made by Gemini to any other Transferee hereunder or to any Transferee that is a party to a liquidity facility supporting the commercial paper notes of Gemini. Each assignor of Receivables may, in connection with the assignment or participation, disclose to the assignee or participant any information, relating to the Transferor or the Receivables, which was furnished to such assignor by or on behalf of the Transferor or by the Administrative Agent; provided that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Transferor received by it from any of the foregoing entities.

(b) This Agreement and the rights and obligations of the Administrative Agent herein shall be assignable by the Administrative Agent and its successors and assigns; provided that any costs incurred by the Administrative Agent in connection with such assignment shall be for the account of the Administrative Agent.

(c) The Transferor may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld.

(d) Without limiting any other rights that may be available under applicable law, the rights of the Transferees may be enforced through them or by their agents.

      Section 5.04. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 3.01 hereof, the Transferor agrees to pay on demand all costs and expenses of the Administrative Agent and the Transferees and their respective Affiliates in connection with the preparation, execution, delivery, amendment and administration (including periodic auditing of Receivables) of this Agreement, any transfer agreement or similar agreement relating to the transfer of interests in Receivables and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Transferees and their respective Affiliates and agents with respect thereto and with respect to advising the Administrative Agent, the Transferees and their respective Affiliates and agents as to their rights and remedies under this Agreement and all costs and expenses, if any (including reasonable counsel fees and expenses) of the Administrative Agent, the Transferees and their respective Affiliates and agents, in connection with the enforcement of this Agreement, and the other documents and agreements to be delivered hereunder.

(b) The Transferor shall pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder. The Transferor agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees, any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder. The Transferor agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      Section 5.05. No Proceedings; Limitation on Payments. (a) Each of the Originator, the Transferor, the Administrative Agent, each Transferee, each assignee of a Receivable or any interest therein and each entity which enters into a commitment to acquire Receivables or interests therein hereby agrees that it will not institute against, or join any other person in instituting against, Gemini any proceeding of the type referred to in paragraph (h) of Exhibit V so long as any Commercial Paper issued by Gemini shall be outstanding and there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper shall have been outstanding. Each of the Originator, the Administrative Agent, each Transferee, each assignee of a Receivable or any interest therein and each entity which enters into a commitment to acquire Receivables or interests therein hereby agrees that it will not institute against, or join any other person in instituting against, the Transferor any proceeding of the type referred to in paragraph (h) of Exhibit V so long as any Commercial Paper issued by Gemini to finance the Capital shall be outstanding and there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper shall have been outstanding.

(b) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, Gemini shall have no obligation to pay any amount required to be paid by it hereunder or thereunder in excess of any amount available to Gemini after paying or making provision for the payment of its Commercial Paper. All payment obligations of Gemini hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its Commercial Paper; and each of the Transferor, the Collection Agent, the Administrative Agent and the Transferees agree that they shall not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to Gemini to pay such amount after paying or making provision for the payment of its Commercial Paper. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the Transferor shall have no obligation to pay any amount required to be paid by it hereunder or thereunder in excess of any amount available to the Transferor after paying or making provision for the payment of the items set forth in Section 1.03(c)(i), (ii) and the first clause of (iii). All payment obligations of the Transferor hereunder are contingent on the availability of funds in excess of the amounts necessary to pay such items; and each of the Collection Agent, the Administrative Agent, the Transferees and the Affected Persons agree that they shall not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to the Transferor to pay such amounts after paying or making provision for the payment thereof.

(c) The provisions of this Section 5.05 shall survive any termination of this Agreement.

      Section 5.06. Confidentiality. Unless otherwise required by applicable law, the Transferor agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrative Agent, and (b) the Transferor's legal counsel and auditors if they agree to hold it confidential.

      Section 5.07. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE TRANSFEREES IN THE RECEIVABLES OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      Section 5.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

      Section 5.09. Termination. (a) Except as provided in subsection (b) below, this Agreement shall terminate on the Termination Date. Upon the occurrence of the Termination

Date, the Administrative Agent will, at the Transferor's cost and expense, take such actions as are reasonably requested to terminate this Agreement and the Transfer contemplated thereby (including, without limitation, executing UCC termination statements).

(b) The provisions of Sections 1.06,  1.07,  1.08,  1.09, 3.01, 4.07, 5.04, 5.05
and 5.06 shall survive any termination of this Agreement.

      Section 5.10. Tax Treatment. It is the intention of the Transferor and the Administrative Agent that for federal, state and local income and franchise tax purposes, the Capital will be treated as evidence of indebtedness of the Transferor secured by the Receivables, the Related Security and Collections and other proceeds thereof. The Transferor, the Administrative Agent, Gemini and the other Transferees, by entering into this Agreement, intend to treat the Capital as indebtedness.

      Section 5.11. Agent Conflict Waiver. The Administrative Agent acts in various capacities with respect to the maintenance and administration of Gemini's commercial paper program (including, as administrative agent for Gemini, as provider of other backup facilities, and as a provider of other services or facilities from time to time, the "Agent Roles"). Each of the parties hereto hereby acknowledges and consents to any and all Agent Roles, waives any objections it may have to any actual or potential conflict of interest caused by the Administrative Agent acting as the administrative agent for Gemini or as a related Alternate Transferee or as a liquidity or credit support provider under Gemini's commercial paper program and acting as or maintaining any of the Agent Roles, and agrees that in connection with any Agent Role, the Administrative Agent may take, or refrain from taking, any action which it in its discretion deems appropriate.

         The provisions of this Agreement and all related Transaction Documents shall be construed to further such intentions of the parties hereto.



                            [signature pages follow]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRANSFEROR:                         IKON FUNDING-3 LLC


                                    By:  IKON FUNDING, INC., its Manager

                                     By: /s/ Kathleen Burns
                                         ---------------------------
                                          Name:  Kathleen Burns
                                          Title:    Treasurer

ORIGINATOR AND                      IOS CAPITAL, LLC
COLLECTION AGENT:

                                     By: /s/ Russell Slack
                                         --------------------------
                                         Name: Russell Slack
                                         Title:   President

CONDUIT TRANSFEREE:                 GEMINI SECURITIZATION CORP.


                                    By: /s/ R. Douglas Donaldson
                                        ----------------------------
                                         Name: R. Douglas Donaldson
                                         Title:   Treasurer

ADMINISTRATIVE AGENT:               DEUTSCHE BANK AG, NEW YORK BRANCH


                                    By: /s/ David McCollum
                                        -----------------------------
                                         Name:  David McCollum
                                         Title:    Director

                                    By: /s/ Aimee Sevilla
                                        -----------------------------
                                         Name: Aimee Sevilla
                                         Title:   Vice President

ALTERNATE TRANSFEREE:               DEUTSCHE BANK AG, NEW YORK BRANCH


                                    By:  /s/ David McCollum
                                         ----------------------------
                                         Name:  David McCollum
                                         Title:    Director

                                    By:  /s/ Aimee Sevilla
                                         ----------------------------
                                         Name:  Aimee Sevilla
                                         Title:    Vice President

                                    Commitment:  $300,000,000

                                    EXHIBIT I

                                   DEFINITIONS

         As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Active Transferee" means Gemini, except in the event that Gemini elects not to accept a Transfer from the Transferor hereunder, in which case the Alternate Transferees shall be considered the Active Transferees.

         "Administrative Agent" shall have the meaning assigned to such term in the preamble.

         "Administrative Agent's Account" means the special account of the Administrative Agent designated as follows:

         Deutsche Bank AG
         ABA #026-003-780
         Account No.  104636460008
         Account Name: TTI
         Reference: Marlin

         "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

         "Affected Person" has the meaning set forth in Section 1.06.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

         "Aggregate Adjusted Outstanding Balance" means, with respect to any Receivables to be transferred pursuant to Section 1.02, the aggregate
Outstanding Balance of the Contracts related to such Receivables less the Discount with respect to such Receivables.

         "Aggregate Capital" means, at any time, the sum of the outstanding Capital of each Transferee at such time.

         "Aggregate Commitment" means, at any time, the sum of the outstanding Commitments of each Transferee at such time.

         "Agreement" shall have the meaning assigned to such term in the preamble.

         "Alternate Transferees" shall have the meaning assigned to such term in the preamble.

         "Applicable Percentage" means, with respect to the Consideration payable with respect to Receivables, a percentage equal to the greater of (i) 15% or (ii) the product of (a) three, (b) the

                                    Exh. I-1
weighted average life of such Receivables expressed in years and fractions thereof and as reported in the most recent Transferor Report and (c) the average of the Default Ratios for the twelve months preceding the related Transfer Date; provided, however, that after the occurrence of a Trigger Event or a Servicer Termination Event, the Applicable Percentage for any date of determination shall be the greater of (i) the percentage calculated above and (ii) a percentage equal to (A) the product of (x) the aggregate Outstanding Balance of the Receivables on the date of occurrence of such Trigger Event or Servicer Termination Event, as the case may be, (y) the Applicable Percentage on the date of occurrence of such Trigger Event or Servicer Termination Event and (z) 0.25, divided by (B) the aggregate Outstanding Balance of the Receivables on such date of determination.

         "Base Rate" shall mean with respect to Gemini, a rate per annum equal to the sum of (x) the greater of (i) the prime rate of interest announced by the Administrative Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Administrative Agent) and (ii) the sum of (A) 1.50% and (B) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it and
(y) the Liquidity Margin.

         "Base Rate Tranche" means, with respect to any Transferee, a Tranche funded or maintained by such Transferee as to which Yield is calculated at the Base Rate.

         "Business Day" means any day on which (i) banks are not authorized or required to close in New York City and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out on the London interbank market.

         "Cap Agreement" means a Hedge Agreement under which the Hedge Counterparty is only required to make payments if and when one-month LIBOR exceeds a specified level, and which does not require any payment by the Transferor at any time.

         "Capital" means, with respect to any Transferee, the aggregate Consideration paid by such Transferee for all Transfers that have occurred on or prior to such date, reduced from time to time by Collections distributed on account of Receivables and applied to reduce Capital pursuant to Section 1.03(c)(iii) of the Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

         "Closing Date" means March 28, 2001.

         "Collection  Account"  shall have the meaning  assigned to such term in
Section 4.08.


                                    Exh. I-2

         "Collection Account Agreement" means an agreement providing for the assumption of control by the Administrative Agent of the Collection Account, in form and substance satisfactory to the Administrative Agent.

         "Collection Agent" means at any time the Person then authorized pursuant to Section 4.01 of the Agreement to administer and collect Receivables.

         "Collection Agent Fee" has the meaning specified in Section 1.04(c) of the Agreement.

         "Collections" means, with respect to any Receivable, (i) all cash collections and other cash proceeds of such Receivable, including, without limitation, any proceeds resulting from the repurchase of such Receivable by IKON Office Solutions, Inc. and all cash proceeds of Related Security with respect to such Receivable (including, without limitation, payments under the related Contract due upon or in connection with (a) Obligor's default under the Contract, (b) loss, theft or damage to the related Equipment, or (c) renewal of the Contract), (ii) any Collection of such Receivable deemed to have been received pursuant to the Agreement and (iii) all amounts received pursuant to any Hedge Agreement or Hedge Transaction; provided, that Collections shall not include collections which represent the payment of (x) maintenance charges or
(y) insurance premiums.

         "Commercial Paper" means the short-term promissory notes of Gemini issued by Gemini in the United States commercial paper market.

         "Commitment" means, respectively, the Commitment of each Alternate Transferee as set forth below such Alternate Transferee's name on the signature pages hereof or as set forth in the assignment agreement or the assumption agreement pursuant to which such Alternate Transferee became a party thereto.

         "Conduit Transferee" has the meaning set forth in the preamble.

         "Consideration" has the meaning set forth in Section 1.02(a) of the Agreement.

         "Contract" means a closed-end lease agreement between the Originator and an Obligor having an original lease/loan term not exceeding 72 months, in substantially the form of one of the forms of written contract set forth in Annex A hereto or otherwise approved by the Administrative Agent, which has been sold to Transferor pursuant to the Transfer Agreement, pursuant to or under which such Obligor shall be obligated to pay for the lease of Equipment.

         "CP Rate" shall mean, with respect to any CP Tranche funded or maintained by Gemini, the rate equivalent to the weighted average of (i) the weighted average of the discount rates on all of Gemini's Commercial Paper issued at a discount to fund or maintain such CP Tranche which is outstanding during the related Settlement Period, converted to an annual yield-equivalent rate on the basis of a 360-day year, which rates shall include dealer fees and commissions and (ii) the weighted average of the annual interest rates payable on all interest-bearing Gemini Commercial Paper issued to fund or maintain such CP Tranche which is outstanding during the related Settlement Period, on the basis of a 360-day year, which rates shall include dealer fees and commissions;



                                    Exh. I-3

         "CP Tranche" means a Tranche funded or maintained by Gemini as to which Yield is calculated at the CP Rate.

         "Credit and Collection Policy" means those receivables collection policies and practices of the Originator in effect on the date of the Agreement and described in Schedule I hereto, as modified in compliance with the Agreement.

         "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as Obligor under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Default Ratio" means, as of the last day of each calendar month, twelve (12) times the percentage equivalent of a fraction, the numerator of which is equal to the excess of (x) the aggregate Outstanding Balance of all Receivables that became Defaulted Receivables during such calendar month over
(y) the sum of all recoveries received during such calendar month with respect to all Receivables, and the denominator of which is equal to the aggregate Outstanding Balance of all Receivables which are Eligible Receivables as of (i) prior to the Facility Termination Date, the last day of the third preceding calendar month and (ii) on or after the Facility Termination Date, the first day of such calendar month.

         "Defaulted Receivable" means a Receivable:

                  (i) as to which any payment, or part thereof, remains unpaid for more than 120 days from the original due date for such payment;

                  (ii) as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in paragraph (h) of Exhibit V;

                  (iii) which, consistent with the Credit and Collection Policy, would be written off the Transferor's books as uncollectible; or

                  (iv) which is a Delinquent Receivable and with respect to which no Servicer Advance has been made by the Collection Agent.

         "Delinquency Ratio" means, as of the last day of each calendar month, the percentage equivalent of a fraction, the numerator of which is equal to the aggregate Outstanding Balance of all Related Contracts having one or more Receivables that were Delinquent Receivables on such day and the denominator of which is equal to the aggregate Outstanding Balance of all Related Contracts as of the last day of the third preceding calendar month.

         "Delinquent Receivable" means a Receivable (that is not a Defaulted Receivable):


                                    Exh. I-4

                  (i) as to which any payment, or part thereof, remains unpaid for 60 or more days from the original due date for such payment; or

                  (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Originator or the Transferor.

         "Discount" means, with respect to any group of Receivables, the product of (a) the aggregate Outstanding Balance of the Related Contracts relating to such Receivables and (b) the Applicable Percentage in respect of such Receivables.

         "Eligible Receivable" means, at any time, a Receivable:

                  (i) the Obligor of which is (a) a United States resident, (b) is not the Transferor or any Affiliate thereof, and (c) is not a Governmental Obligor; provided, that Obligors with respect to Contracts having an aggregate Outstanding Balance of not greater than 3% of the aggregate Outstanding Balance of all Eligible Receivables may be Governmental Obligors;

                  (ii) the Obligor of which has not been disapproved by the Administrative Agent on or prior to the date of the Transfer and which, at the time of the Transfer, is not the Obligor of any Defaulted Receivables;

                  (iii) which is not a Defaulted Receivable or a Delinquent Receivable; which arises under a Contract duly authorized by the parties thereto (which parties had the legal capacity to enter into such Contract) which is in full force and effect and which is legal valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

                  (iv) (a) which arises under a Contract with a remaining term of not more than 60 months; provided, that Contracts having an aggregate Outstanding Balance of not greater than 5% of the aggregate Outstanding Balance of all Eligible Receivables may have a remaining term of up to 72 months;

                  and

                  (b) which consist of  substantially  equal  monthly  payments;
         provided, that Receivables having substantially equal quarterly payments shall in aggregate not be greater than 25% of the aggregate Outstanding Balance of all Eligible Receivables;

                  (v) which arose pursuant to a Contract which is "chattel paper" within the meaning of Section 9-102 of the UCC of the applicable jurisdictions governing the perfection of the interest created in the Receivables;

                  (vi) which is denominated and payable in United States dollars in the United States;

                  (vii) which arises under a Contract (a) which has not been amended, modified, or altered in any material respect (except in writing and copies of any such writing is



                                    Exh. I-5


         attached to the Contract) and (b) which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever (except as limited by applicable bankruptcy law),
         (c) in respect of which, prior to the date it is transferred hereunder, the Equipment has been delivered and accepted, (d) which pursuant to its terms may not be canceled, terminated or prepaid by the Obligor before the end of its stated term (other than Contracts which contain early termination or prepayment clauses which require the Obligor to pay the remainder of all scheduled payments under such Contract upon cancellation or prepayment, and, in the case of Contracts related to Governmental Obligors, by reason of nonrenewal of appropriations), (e) which, if related to a Governmental Obligor, has not been canceled before the end of its stated term by reason of nonrenewal of appropriations, and (f) which is not a consumer lease;

                  (viii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, consumer leasing, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Transferor, the Originator or the related Obligor is in violation of any such law, rule or regulation in any material respect;

                  (ix) with regard to which there exists only one executed original Contract, which is in the possession of Transferor on the Transfer Date of such Receivable;

                  (x) which was selected for transfer by a procedure not designed to adversely affect the credit quality of the Receivables;

                  (xi) which represents payments due to the Originator and does not represent any payments payable for the account of any Person other than the Originator under the Contract relating to such Receivable or any sales or use tax payable under such Contract;

                  (xii) which was originated by the Originator in accordance with, and otherwise satisfies all applicable requirements of, the Credit and Collection Policy;

                  (xiii) which, after giving effect to the acquisition thereof, would not result in the aggregate Outstanding Balance of Related
         Contracts of any single Obligor exceeding 1.5% of the aggregate Outstanding Balance of all Related Contracts;

                  (xiv) as to which, at or prior to the time of the Transfer, the Administrative Agent has not notified the Transferor that such Receivable (or class of Receivables) is not acceptable for transfer to Gemini hereunder;

                  (xv) the transfer or assignment of which does not require the Obligor's consent, and which does not contravene any applicable law, rule or regulation;

                                    Exh. I-6

                  (xvi) with respect to which (a) the related Obligor has not been released, (b) the Related Contract has not been satisfied, canceled, subordinated or rescinded, and (c) no Equipment subject to the Related Contract has been released from the Related Contract;

                  (xvii) which Equipment subject to the related Contract has not been released and such Contract requires the related Obligor to maintain insurance on such Equipment in an amount sufficient to fully insure such Equipment;

                  (xviii) which, after giving effect to the acquisition thereof, would not result in the aggregate Outstanding Balance of Related Contracts of Obligors located in any single state exceeding 10% (except in the case of Texas, which may not exceed 21%, and California, Georgia and Pennsylvania, which may not individually exceed 15%) of the aggregate Outstanding Balance of all Related Contracts;

                  (xix) which has an implied interest rate of at least 7.00% per annum;

                  (xx) which, after giving effect to the acquisition thereof, would not result in (a) the aggregate Outstanding Balance of Related Contracts secured by analog photocopiers exceeding 35% of the aggregate Outstanding Balance of all Related Contracts, or (b) the aggregate Outstanding Balance of Related Contracts secured by Equipment other than photocopiers or facsimile machines exceeding 10% of the aggregate Outstanding Balance of all Related Contracts;

                  (xxi) which has not been previously financed through another warehouse facility; and

                  (xxii) which, after giving effect to the acquisition thereof, would not result in the remaining weighted average life of all Related Contracts (weighted based on Outstanding Balance) exceeding 2.5 years.

         "Equipment" with respect to any Receivable means office, business or other equipment leased or sold to an Obligor by the Originator pursuant to a Contract (including any modifications or substitutions of equipment pursuant to the original Contract giving rise to such Receivable).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Rate" shall mean, with respect to any Eurodollar Tranche funded or maintained by any Transferee (or any liquidity or credit support provider of Gemini), the Liquidity Margin plus a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (i) the rate obtained by dividing (A) the applicable LIBOR Rate by (B) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Administrative


                                    Exh. I-7

Agent during the related Settlement Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Settlement Period during which any such percentage shall be applicable) plus (ii) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

         "Facility Termination Date" means the earlier of (a) the Scheduled Termination Date and (b) the Termination Date.

         "Fee Letter" has the meaning set forth in Section 1.04.

         "Gemini" shall have the meaning assigned to such term in the preamble.

         "Governmental Obligor" means an Obligor that is the federal government, the government of any state or governmental subdivision or any agency of the federal government or the government of any state.

         "Hedge Agreement" means each agreement between the Transferor and a Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section 1.12, which agreement shall consist of a "Master Agreement" in a form published by the International Swaps and Derivatives Association, Inc., together with a "Schedule" thereto substantially in the form of Annex E or such other form as the Administrative Agent shall approve in writing, and each "Confirmation" thereunder confirming the specific terms of each such Hedge Transaction.

         "Hedge Breakage Costs" means all amounts payable under a Hedge Agreement as a result of the early termination of a Hedge Transaction or portion thereof.

         "Hedge Collateral" means all right, title and interest of the Transferor in each Hedge Agreement, each Hedge Transaction, and all present and future amounts payable by a Hedge Counterparty to the Transferor under or in connection with the respective Hedge Agreement and Hedge Transaction(s) with such Hedge Counterparty.

         "Hedge Counterparty" means a Person reasonably acceptable to the Administrative Agent and having long term unsecured debt obligations rated at least AA- by S&P and Aa3 by Moody's.

         "Hedge Rate" means, with respect to any Hedge Agreement and the Receivables assigned thereto (a) if such Hedge Agreement is a Cap Agreement, the fixed rate per annum which one-month LIBOR must exceed to result in payments made thereunder by the Hedge Counterparty to the Transferor, and (b) if such Hedge Agreement is a Swap Agreement, the fixed rate per annum which is applied to the notional amount of such Hedge Agreement to calculate the payments to be made by the Transferor thereunder to the Hedge Counterparty. The Hedge Rate applicable to any particular Receivable shall be (i) if more than one Hedge Transaction is then in effect, the Hedge Rate for the Hedge Transaction entered into concurrently with the Transfer of such

                                    Exh. I-8

Receivable and (ii) if only one Hedge Transaction is then in effect, the Hedge Rate for such Hedge Transaction.

         "Hedge Transaction" means each interest rate swap or cap transaction between the Transferor and a Hedge Counterparty which is entered into pursuant to Section 1.12 and is governed by a Hedge Agreement.

         "IKON Group" means, collectively, the Transferor, the Originator and the Parent.

         "Indemnified Amounts" has the meaning specified in Section 3.01 of the Agreement.

         "Indemnified Party" has the meaning specified in Section 3.01 of the Agreement.

         "Investment Grade" means, with respect to any entity's long-term public senior debt securities, a rating of at least "BBB-" by S& P and of at least "Baa3" by Moody's.

         "LIBOR Rate" shall mean, with respect to any Eurodollar Tranche funded or maintained by any Transferee (or any liquidity or credit support provider of Gemini), the rate at which deposits in dollars are offered to the Administrative Agent, in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of the related Settlement Period in an amount approximately equal to the portion of Capital to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Settlement Period.

         "Liquidity Agreement" shall mean each liquidity agreement, asset purchase agreement, liquidity asset purchase agreement, or other similar agreement pursuant to which any bank or group of banks or financial institutions agrees to purchase or make loans secured by (or otherwise advance funds against) all or any portion of Gemini's interest in the Receivables in order to support Gemini's repayment of the Commercial Paper issued to fund or maintain such interest.

         "Liquidity Margin" shall mean 1.50%.

         "Lock-Box Account" means an account maintained at a bank or other financial institution for the purpose of receiving Collections.

         "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

         "Material Adverse Change" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any other Transaction Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Transferor, the Collection Agent or the Originator or any of their successors or assigns (the "Transferor Parties"),
(c) impairs materially or could reasonably be expected to impair materially the ability of the Transferor Parties to duly and punctually pay or perform their respective obligations under the Agreement or any other Transaction Document, or
(d) impairs  materially or could reasonably be expected to impair

                                    Exh. I-9
materially the ability of the Administrative Agent or any Transferee, to the extent permitted, to enforce their legal remedies pursuant to the Agreement or any other Transaction Document.

          "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Obligor" means a Person obligated to make payments pursuant to a Contract; provided that in the event that any payments in respect of a Contract are made by any other Person, such other Person shall be deemed to be an Obligor.

         "Other Corporations" means the Parent, the Originator and all of the Parent's Subsidiaries except the Transferor.

         "Original Receivables Transfer Agreement" shall have the meaning assigned to such term in the preamble.

         "Originator" shall have the meaning assigned to such term in the preamble.

         "Outstanding Balance" of any Contract or Receivables with respect thereto at any date means the net present value of the total Periodic Payments due to Transferor over the remaining term of the Contract or that have become due and payable on or prior to such date but remain unpaid on such date (net of any security deposits or advance rental payments received by Transferor) and not yet paid by the Collection Agent pursuant to the provisions of Section 1.03(b), discounted monthly at the Receivables Discount Rate in effect on the Transfer Date of such Contract or Receivable, as determined by subtracting all amounts representing unearned interest from the aggregate amount of such Periodic Payments.

         "Parent" means IKON Office Solutions, Inc., an Ohio corporation.

         "Periodic Payments" means the aggregate base rental amounts coming due on a periodic basis pursuant to the Contracts giving rise to Receivables, excluding any maintenance charges or, with respect to Contracts covering photocopiers, any per copy charges.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Potential Servicer Termination Event" means an event that but for notice or lapse of time or both would constitute a Servicer Termination Event.

         "Potential Trigger Event" means an event that but for notice or lapse of time or both would constitute a Trigger Event.

         "Principal Payment Amount" means, as of any Settlement Date, (a) the Aggregate Adjusted Outstanding Balance of all Related Contracts as of the end of the second preceding calendar month, minus (b) the Aggregate Adjusted Outstanding Balance of all Related Contracts as of the end of the immediately preceding calendar month; provided, that for purposes of determining all amounts in clauses (a) and (b) above, the Outstanding Balance of any Receivable


                                   Exh. I-10
that is a Defaulted Receivable as of the relevant date of determination shall be deemed to be zero.

         "Pro Rata" means, with respect to any Transferee, pro rata based on such Transferee's outstanding Capital. So long as Gemini is the Active Transferee, its Pro Rata share of any amount shall be equal to 100% of such amount.

         "Program Fee" is defined in the Fee Letter.

         "Receivable" means the obligations of any Obligor under a Related Contract, and includes monies received subsequent to the related Transfer Date with respect to (i) all Periodic Payments and (ii) all obligations of such Obligor to pay interest or finance charges and other obligations of such Obligor (other than obligations in respect of taxes or insurance or similar escrow arrangements of any kind) with respect thereto, and all other payments (other than in respect of taxes or insurance or similar escrow arrangements of any kind) received by the Transferor pursuant to such Contract, excluding any maintenance charges or, with respect to Contracts covering photocopiers, any per copy charges. A Receivable arising under a Related Contract for which the Outstanding Balance has been collected shall no longer constitute a "Receivable" outstanding hereunder.

         "Receivables Discount Rate" means, for each Receivable, a rate per annum equal to the sum of (i) the Hedge Rate applicable to such Receivable, (ii) the Collection Agent Fee rate (1.50%) and (iii) the "LIBOR Margin" as set forth in the Fee letter.

         "Related Contract" means a Contract included in the List of Contracts delivered to the Administrative Agent on or prior to the date of each Transfer; provided, that after the Outstanding Balance of such Contract has been collected, it shall no longer constitute a "Related Contract" hereunder.

         "Related Security" means with respect to any Receivable:

                  (i) all Equipment related to such Receivable;

                  (ii) all security interests or liens and property (including without limitation Equipment) securing or purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                  (iii)  all  guaranties  (other  than the  Support  Agreement), insurance and other agreements supporting or securing payment of such Receivable (or insuring for loss or liability with respect to the related Equipment), whether pursuant to the Contract related to such Receivable or otherwise and all of the Originator's and the Transferor's rights (if any) to recourse, repurchase or indemnity against any Person with respect to such Receivable;

                  (iv) the related Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data

                                   Exh. I-11
         processing software and related property and rights) relating to such Receivable and the related Obligor; and

                  (v) all related Hedge Collateral.

         "Required Balance" means, with respect to any Settlement Date, an amount equal to (a) the Aggregate Capital on such Settlement Date divided by (b)
(i) one minus (ii) the Applicable Percentage.

         "Required Transferees" shall mean the Transferees having Commitments which, in the aggregate, equals at least 66 2/3% of the Aggregate Commitment, or, if the Commitments have been terminated, having Capital which, in the aggregate, equals at least equal 66 2/3% of the Aggregate Capital; provided that the Commitment or Capital of any Alternate Transferee that has not paid all amounts due and owing by it in respect of Transfers (or portions thereof) that it was obligated to make, shall not be included in any calculations made pursuant to this definition.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and any successor thereto.

         "Scheduled Termination Date" shall mean two Business Days prior to the "Final Date" as defined in the Liquidity Agreement.

         "Servicer Advance" means, with respect to any Settlement Date, the amounts, if any, made available by the Collection Agent for distribution on such Settlement Date in accordance with Section 1.03 in respect of delinquent Periodic Payments pursuant to Section 4.02(g).

         "Servicer Termination Event" means (i) any Trigger Event shall occur or
(ii) if the Originator is then acting as Collection Agent, any rating of the long-term senior unsubordinated debt obligations of the Collection Agent shall be withdrawn or reduced below Investment Grade (it being understood and agreed that, unless otherwise remedied, any Servicer Termination Event of the type described in this clause (ii) shall be deemed to be continuing until the Originator is replaced as Servicer).

         "Settlement Date" means the fifteenth day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day.

         "Settlement Period" means: (i) initially the period commencing on (and including) the date of the initial transfer or funding of such Receivables and ending on (and including) the last day of the calendar month in which such Settlement Period began, and (ii) thereafter, each calendar month, provided, that

                  (i) in the case of any Settlement Period which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Settlement Period shall end on such Facility Termination Date and the duration of each Settlement Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by the Administrative Agent; and


                                   Exh. I-12

                  (ii) any Settlement Period in respect of which Yield is computed by reference to the CP Rate may be terminated at the election of, and upon notice thereof to the Transferee, by the Administrative Agent at any time, in which case the Receivables allocated to such terminated Settlement Period shall be allocated to a new Settlement Period commencing on (and including) the date of such termination and ending on (but excluding) the next following Settlement Date, and shall accrue Yield at the Eurodollar Rate or the Base Rate, in the Administrative Agent's sole discretion.

         "Special Indemnified Amounts" has the meaning specified in Section 5.07 of the Agreement.

         "Special Indemnified Party" has the meaning specified in Section 5.07 of the Agreement.

         "Subsidiary" means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Transferor, the Originator or the Parent, as the case may be, or one or more Subsidiaries, or by the Transferor, the Originator or the Parent, as the case may be, and one or more Subsidiaries.

         "Support Agreement" means the operating agreement, dated as of October 22, 1996, between the Originator and the Parent, as such agreement may be amended or supplemented or otherwise modified from time to time.

         "Swap Agreement" means a Hedge Agreement other than a Cap Agreement.

         "Take-Out  Securitization"  means  a  securitization   transaction  the
proceeds of which are used to reduce the Aggregate Capital to zero.

         "Termination Date" means the earlier of (a) the date specified pursuant to Section 2.02 of the Agreement, and (b) the date on which each Transferee receives an amount equal to its Capital plus accrued Yield thereon plus all other amounts due to it under the Agreement and each of the Administrative Agent and the Hedge Counterparties receives all amounts due to it under the Agreement and the Hedge Agreements.

         "Three-Month Rolling Average" means, with respect to any pool performance ratio, the sum of the applicable ratio for the most recently ended calendar month and two immediately preceding calendar months (or such fewer calendar months as have previously occurred since the Closing Date) divided by three (or such smaller number).

         "Tranche" shall mean with respect to any Transferee, each portion of such Transferee's Capital being funded or maintained by reference to a particular interest rate basis.

         "Tranche Rate" means, with respect to any Tranche, the rate (which shall be either the CP Rate, Base Rate, or the Eurodollar Rate as selected at the sole discretion of the Administrative Agent) at which such Tranche is funded or maintained by the applicable Transferee; it being understood that at all times on and after the occurrence and continuation of a Trigger Event or a Servicer Termination Event, the Tranche Rate with respect to any Tranche, for any Transferee shall be equal to the Base Rate applicable to such Transferee, plus 2.00% per annum.

                                   Exh. I-13

         "Transaction Document" means any of the Agreement, the Transfer Agreement and all other agreements and documents delivered and/or related hereto or thereto.

         "Transfer" has the meaning specified in Section 1.01 of the Agreement.

         "Transfer Agreement" means the Transfer Agreement dated as of the Closing Date between the Transferor and the Originator, as such agreement may be amended from time to time.

         "Transfer Date" has the meaning specified in Section 1.02(a) of the Agreement.

         "Transferee" means Gemini and each Alternate Transferee, as applicable.

         "Transferor" shall have the meaning assigned to such term in the preamble.

         "Transferor Report" means a report, in substantially the form of Annex B hereto, furnished by the Collection Agent to the Administrative Agent pursuant to Section 4.02 of the Agreement.

         "Trigger Event" has the meaning specified in Exhibit V.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

         "Unreimbursed Servicer Advance" means, at any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Collection Agent has not been reimbursed as of such time pursuant to Section 1.03(b) and which the Collection Agent has determined in good faith will not be ultimately recoverable, and with respect to which the Collection Agent has given written certification to such effect (which certification may take the form of an entry on a Transferor Report identifying Unreimbursed Servicer Advances).

         "Yield" means, with respect to any Transferee:

                  (a) for any Tranche for any Settlement Period with respect to any Transferee to the extent such Tranche will be funded by such Transferee during such Settlement Period through the issuance of Commercial Paper:

                                CPR x C x ED/360

                  (b) for any Tranche for any Settlement Period with respect to any Transferee to the extent such Tranche will not be funded by such Transferee during such Settlement Period through the issuance of Commercial Paper:

                                TR x C x ED/Year

where:

  TR    =  the Eurodollar Rate or Base Rate, as applicable, for such Tranche for such Settlement Period with respect to such Transferee,


                                   Exh. I-14

  C     =  the portion of the Capital and any capitalized interest allocated to such Tranche during such Settlement Period with respect to such Transferee,

  CPR   =  the CP Rate for the Tranche for such Settlement Period with respect to such Transferee,

  Ed    =  the actual number of days during such Settlement Period, and

  Year = if such Tranche is funded based upon: (i) the Eurodollar Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable,

provided, that no provision of the Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further, that Yield for any Tranche shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                                   - - - - - -

         Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9.


                                   Exh. I-15

                                   EXHIBIT II

                             CONDITIONS OF TRANSFERS

         1. Conditions Precedent to the Initial Transfer. The initial Transfer is subject to the conditions precedent that the Administrative Agent shall have received on or before the date of such Transfer the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Administrative Agent:

         (a) Certified copies of the resolutions of the Board of Directors of the Transferor approving the Transaction Documents and all related actions, and certified copies of all documents evidencing other necessary limited liability company action and governmental approvals, if any, with respect to the Transaction Documents and such actions.

         (b) Certified copies of the resolutions of the Board of Directors of the Originator approving the Transaction Documents and all related actions, and certified copies of all documents evidencing other necessary limited liability company action and governmental approvals, if any, with respect to the Transaction Documents and such actions.

         (c) A certificate of the Secretary or Assistant Secretary of the Transferor certifying the names and true signatures of the officers of the Transferor, authorized to sign the Transaction Documents and the other documents to be delivered by it thereunder.

         (d) A certificate of the Secretary or Assistant Secretary of the Originator certifying the names and true signatures of the officers of the Originator authorized to sign the Transaction Documents and the other documents to be delivered by it thereunder.

         (e) A copy of the organizational documents of the Transferor, and a certificate as to the good standing of the Transferor from such Secretary of State or other official, dated on or about the Closing Date.

         (f) Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the Initial Transfer (or such later date as determined by the Administrative Agent) under the UCC of all jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the interests contemplated by the Agreement, including, without limitation, any financing statements filed against the Originator and the Transferor as the Administrative Agent may reasonably deem necessary or desirable to perfect the interest of the Transferees in the Equipment.

         (g) Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the (i) Receivables, Related Contracts or Related Security previously granted by the Transferor and the Originator and (ii) the collateral security referred to in Section 1.11.

         (h) Completed requests for information, listing all effective financing statements filed in the jurisdictions referred to in subsection (f) above that name the Transferor as debtor, together with copies of such other financing statements (none of which shall cover any

                                   Exh. II-1

Receivables, Related Contracts, Related Security or the collateral security referred to in Section 1.11).

         (i) An opinion of Mayer, Brown, Rowe & Maw, addressed to the Administrative Agent and the Transferees, in form and substance reasonably acceptable to the Administrative Agent, regarding the "true sale" of the Receivables and certain related assets between the Originator and the Transferor and the non substantive consolidation of the Originator and the Transferor in the event of a bankruptcy of the Originator and such other matters as the Administrative Agent may reasonably request.

         (j) An opinion of Mayer, Brown, Rowe & Maw, addressed to the Administrative Agent and the Transferees, in form and substance reasonably acceptable to the Administrative Agent, regarding the creation of a valid security interest by the Originator in favor of the Transferor and by the Transferor in favor of the Administrative Agent, on behalf of the Transferees, and such other matters as the Administrative Agent may reasonably request.

         (k) An opinion of Mayer, Brown, Rowe & Maw, addressed to the Administrative Agent and the Transferees, in form and substance reasonably acceptable to the Administrative Agent, regarding the perfection of the security interests granted by the Originator to the Transferor, and by the Transferor to the Administrative Agent, on behalf of the Transferees, in the Equipment.

         (l) An opinion of special counsel to the Originator, addressed to the Administrative Agent and the Transferees, in form and substance reasonably acceptable to the Administrative Agent, regarding the validity, perfection and first priority of the security interest granted by the Originator to the Transferor, the validity, perfection and first priority of the security interest granted by the Transferor to the Administrative Agent, on behalf of the Transferees, and such other matters as the Administrative Agent may reasonably request.

         (m) An opinion of the general counsel to the Transferor and the Originator, addressed to the Administrative Agent and the Transferees, in form and substance reasonably acceptable to the Administrative Agent, regarding the enforceability of the Transaction Documents to which each is a party.

         (n) An opinion of the general counsel of the Originator and the Transferor, addressed to the Administrative Agent and the Transferees, in form and substance reasonably acceptable to the Administrative Agent, regarding certain corporate matters.

         (o) The Fee Letter duly executed by all parties thereto, and payment of all fees required to be paid on the Closing Date, and reimbursement of the Administrative Agent and the Transferees for all costs and expenses of the closing of the transaction (including reasonable legal fees and costs).

         (p) The Transfer Agreement, duly executed by all parties thereto.

         (q) Satisfactory results of a review and audit by the Administrative Agent of the Originator's collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts.


                                   Exh. II-2

         (r) The following financial information of the Transferor and the Collection Agent and their respective Subsidiaries: (i) audited financial statements prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be audited by such accountants) for the period October 1, 1999 through September 30, 2000 and (ii) consolidated and consolidating unaudited financial statements for the fiscal quarter ended December 31, 2000.

         (s) A letter from each Rating Agency rating Gemini's Commercial Paper confirming its rating of Gemini's Commercial Paper or that such rating will not be withdrawn or downgraded after giving effect to the Agreement and the transactions contemplated hereby.

         (t) A officer's certificate of each of the Originator and the Transferor certifying that the representations and warranties of the Originator set forth in the Transfer Agreement and of the Transferor set forth herein hereof are true and correct in all material respects as of the Closing Date.

         (u) A Pro Forma Transferor Report.

         Payment of the Consideration for the initial Transfer hereunder shall constitute acknowledgment by the Administrative Agent that all of the conditions set forth have been fulfilled or waived.

         2. Additional Conditions Precedent. Each Transfer shall be subject to the further conditions precedent that:

         (a) on or prior to the date of such Transfer, the Collection Agent shall have delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, a completed Transferor Report dated within 30 days prior to the date of such Transfer together with a listing by Obligor of all Receivables and such additional information as may reasonably be requested by the Administrative Agent;

         (b) on the date of such Transfer the following statements shall be true (and acceptance of the proceeds of such Transfer shall be deemed a representation  and warranty by the  Transferor  that such  statements  are then true):

                  (i) The representations and warranties of the Transferor contained in Exhibit III are correct on and as of the date of such Transfer as though made on and as of such date;

                  (ii) The representations and warranties of the Originator contained in the Transaction Documents are correct on and as of the date of such Transfer as though made on and as of such date;

                  (iii) No event has occurred and is continuing, or would result from such Transfer, that constitutes a Trigger Event or Potential Trigger Event;

                  (iv) The Facility Termination Date shall not have occurred;


                                   Exh. II-3

                  (v) The Aggregate Capital does not exceed the Aggregate Commitment;

                  (vi) The Outstanding Balance of all Eligible Receivables is not less than the Required Balance.

                  (vii) After giving effect to such Transfer, the Transferor will be in compliance with the hedging requirements set forth in
         Section 1.12.

         (c) the Administrative Agent shall have received such other approvals, opinions or documents as it may reasonably request; and

         (d) the Administrative Agent shall have received the list of the Related Contracts to be included in such Transfer that is required to be delivered pursuant to paragraph (j) of Exhibit IV hereof.

                                   Exh. II-4

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

         The Transferor represents and warrants as follows:

         (a) The Transferor is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware and has not been organized under the laws of any other jurisdiction. It is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

         (b) The execution, delivery and performance by the Transferor of the Transaction Documents (i) are within the Transferor's limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (1) the Transferor's organizational documents, (2) any law, rule or regulation applicable to the Transferor, (3) any contractual restriction binding on or affecting the Transferor or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Transferor or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (other than those created pursuant to the Transaction Documents); and no transaction contemplated by the Agreement requires compliance with any bulk sales act or similar law. Each of the Transaction Documents has been duly executed and delivered by the Transferor.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Transferor of the Transaction Documents, except for the filing of the UCC financing statements which are referred to therein.

         (d) Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms.

         (e) The balance sheets of the Originator and its Subsidiaries as at October 1, 1999 and September 30, 2000 and the related statements of income and retained earnings of the Originator and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent, fairly present the financial condition of the Originator and its Subsidiaries as at such date and the results of the operations of Originator and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since September 30, 2000 there has been no material adverse change in the business, operations, property or financial or other condition of the Originator. Since the date of its formation, there has not been a material adverse change in the business, operations, property or financial or other condition of the Transferor.

         (f) There is no pending or threatened action or proceeding affecting the Originator or any of its Subsidiaries before any court, governmental agency or arbitrator which would materially adversely affect the financial condition or operations of the Originator or any of its Subsidiaries or the ability of the Transferor or the Originator to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or

                                   Exh. III-1
enforceability of the Transaction Documents; neither the Originator nor any Subsidiary is in default with respect to any order of any court, arbitration or governmental body.

         (g) No proceeds of any Transfer will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

         (h) Each Receivable transferred by the Transferor hereunder is an Eligible Receivable on the date of the related Transfer, and the Transferor has the right to transfer such Receivable and all Related Security together with the Contract related thereto, free and clear of any Adverse Claim, other than the effect of the Agreement and the transactions contemplated hereby. Upon each Transfer, the Administrative Agent (for the benefit of the Transferees) will acquire a valid and perfected first priority interest in each Receivable and in the Related Security (except to the extent noted above) and Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Related Contract or any Receivable or the Related Security or Collections with respect thereto is on file in any recording office except for those filed in favor of the Administrative Agent relating to the Agreement and those filed by the Transferor pursuant to the Transfer Agreement.

         (i) Each Transferor Report (if prepared by the Originator or one of its Affiliates, or to the extent that information contained therein is supplied by the Transferor, the Originator or any Affiliate thereof), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Transferor or the Originator to the Administrative Agent or any Transferee in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Administrative Agent or the Transferees, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

         (j) The principal place of business and chief executive office of the Transferor and the office where the Transferor keeps its records concerning the Receivables are located at the respective addresses identified on Exhibit VI.

         (k) The Outstanding Balance with respect to each Receivable, as of the date of Transfer of such Receivable, is correctly set forth on Schedule II (as supplemented pursuant to Section 1.02(a)).

         (l) Schedule II (as supplemented pursuant to Section 1.02(a)) sets forth accurately and completely in all material respects, as of the date of Transfer of each Receivable, the information with respect to each such Receivable transferred on such date.

         (m) Each Contract giving rise to a Receivable provides for Periodic Payments that will fully amortize such Receivable over the term of the Contract related thereto and the Transferor has not extended the maturity or adjusted the Outstanding Balance of any Receivable, or amended, modified or waived the terms of any Receivable or any Contract relating to any Receivable such that the interests of the Administrative Agent or the Transferees would be materially and adversely affected thereby.

                                   Exh. III-2

         (n) The Transferor is not known by and does not use any tradename or doing-business-as name.

         (o) The Transferor was formed on February 16, 2001. The Transferor has no Subsidiaries.

         (p) (i) The fair value of the property of the Transferor is greater than the total amount of liabilities, including contingent liabilities, of the Transferor, (ii) the present fair salable value of the assets of the Transferor is not less than the amount that will be required to pay all probable liabilities of the Transferor on its debts as they become absolute and matured,
(iii) the Transferor does not intend to, and does not believe that it will, incur debts or liabilities beyond the Transferor's abilities to pay such debts and liabilities as they mature and (iv) the Transferor is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Transferor's property would constitute unreasonably small capital.

         (q) With respect to each Receivable, the Transferor shall have received such Receivable from the Originator in exchange for payment (made by the Transferor to the Originator in accordance with the provisions of the Transfer Agreement) of cash in an amount which constitutes fair consideration and reasonably equivalent value. Each such transfer referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Originator to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

         (r) With respect to each Receivable transferred hereunder, such Receivable is representative of all of the Receivables owned by the Transferor.

         (s) Schedule III sets forth accurately and completely in all material respects, as of the Closing Date, the identity of all Lock-Box Banks to which the Obligors have been instructed to make payments in respect of the Receivables and the account numbers of all accounts into which Collections will be deposited.

                                   Exh. III-3

                                   EXHIBIT IV

                                    COVENANTS

         Until the Termination Date, unless the Administrative Agent shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. The Transferor will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its limited liability company existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not materially adversely affect the collectibility of the Receivables or the ability of the Transferor to perform its obligations under the Transaction Documents.

         (b) Offices, Records and Books of Account. The Transferor will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Receivables (and all original documents relating thereto) at the respective addresses set forth on Exhibit VI of the Agreement or, upon 30 days' prior written notice to the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent to protect and perfect the interest in the Receivables have been taken and completed. The Transferor also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables and Related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each Receivable).

         (c) Performance and Compliance with Related Contracts and Credit and Collection Policy. The Transferor will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Related Contracts, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the Related Contract.

         (d) Sales, Liens, Etc. The Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, its interest in any Receivable transferred to the Administrative Agent or the Transferees under the Agreement or any Related Security, Related Contract or Collections, or assign any right to receive income in respect thereof.

         (e) Extension or Amendment of the Receivables. The Transferor will not, and will not permit the Collection Agent to, extend the maturity or adjust the Outstanding Balance of any Receivable or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Related Contract such that the interests of the Administrative Agent or the Transferees would be materially and adversely affected thereby.

                                    Exh. IV-1

         (f) Change in Business or Credit and Collection Policy. (i) The Transferor will not make any change in the character of its business, and (ii) the Transferor will not make, and will not permit the Originator to make, any change in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables or the ability of the Transferor or the Originator to perform their respective obligations under the Transaction Documents.

         (g) Change in Payment Instructions to Obligors; List of Lock-Box Banks and Related Accounts. The Transferor will not make any change in its instructions to Obligors of Related Contracts regarding payments to be made to the Transferor unless the Administrative Agent shall have received notice of and agreed to such addition, termination or change. On or prior to the Closing Date, the Transferor will provide the Administrative Agent a list of all Lock-Box Banks to which the Obligors have been instructed to make payments and the account numbers of all accounts into which Collections are deposited, and will promptly notify the Administrative Agent of any change in the foregoing.

         (h) Further Action Evidencing the Transfer. The Transferor will from time to time, execute and deliver all further instruments and documents and take all further action that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the interest in the Receivables, the Related Contracts, and the Related Security and Collections with respect thereto transferred to the Administrative Agent (for the benefit of the Transferees) under the Agreement or to enable the Administrative Agent or any Transferee to exercise or enforce any of its rights under the Transaction Documents. Without limiting the generality of the foregoing, the Transferor will, or will cause the Collection Agent to, (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate and (ii) upon the occurrence of a Trigger Event, a Potential Trigger Event, a Servicer Termination Event or a Potential Servicer Termination Event, (x) mark conspicuously each Related Contract with a legend, acceptable to the Administrative Agent, evidencing that an interest in the Receivable has been transferred to the Administrative Agent (for the benefit of the Transferees) under the Agreement; and (y) code the Collection Agent's master data processing records evidencing Receivables and Related Contracts to the foregoing effect. The Transferor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and the Related Security without the signature of the Transferor where permitted by law. A photocopy or other reproduction of the Agreement shall be sufficient as a financing statement where permitted by law. If the Transferor fails after notice to perform any of its agreements or obligations under the Transaction Documents, the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable as provided in the Agreement.

         (i) Assembly of Documents. The Transferor will, or will cause the Collection Agent to, at the Administrative Agent's request following the occurrence of a Trigger Event, a Potential Trigger Event, a Servicer Termination Event or a Potential Servicer Termination Event, (A) assemble all documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence or relate to the Receivables, and the Related Contracts and Related Security, or which are otherwise necessary or desirable to collect the Receivables, and make the same available to the Administrative Agent at a place selected by the Administrative

                                    Exh. IV-2

Agent or its designee, and (B) segregate all cash, checks and other instruments received by it or the Collection Agent from time to time constituting Collections of Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

         (j) Delivery of List of Related Contracts. The Transferor will on or prior to the date of each Transfer, deliver to the Administrative Agent a complete and accurate list of each Related Contract, together with the contract number, the name of the Obligor and the Outstanding Balance thereof.

         (k)  Reporting  Requirements.   The  Transferor  will  provide  to  the
Administrative Agent (in multiple copies, if requested by the Administrative Agent) the following:

                  (i) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of the Originator, balance sheets of the Originator and its Subsidiaries as of the end of such quarter and statements of income and retained earnings of the Originator and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Originator;

                  (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Originator, a copy of the annual report for such year for the Parent and the Annual Report on Form 10-K for the Originator and its Subsidiaries, containing financial statements for such year audited by Price Waterhousecoopers LLP, or other independent public accountants acceptable to the Administrative Agent;

                  (iii) as soon as possible and in any event within five days after the occurrence of each Trigger Event, Potential Trigger Event, Servicer Termination Event or Potential Servicer Termination Event, a statement of the chief financial officer of the Transferor setting forth details of such Trigger Event, Potential Trigger Event, Servicer Termination Event or Potential Servicer Termination Event, as the case may be, and the action that the Transferor has taken and proposes to take with respect thereto;

                  (iv) promptly after the sending or filing thereof, copies of all reports that the Originator sends to any of its securityholders, and copies of all reports and registration statements that the Originator or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                  (v) promptly after the filing or receiving thereof, copies of all reports and notices that the Originator or any Affiliate of either thereof files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Originator or any Affiliate of either thereof receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Originator or any Affiliate of either thereof is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate,

                                    Exh. IV-3
         result in the imposition of liability on the Originator and/or any such Affiliate in excess of $5,000,000;

                  (vi) at least ten Business Days prior to any change in the Transferor's or Originator's name, a notice setting forth the new name and the effective date thereof;

                  (vii) promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of the Transferor, the Originator or any of its subsidiaries as the Administrative Agent may from time to time reasonably request;

                  (viii) promptly after the Transferor obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between the Transferor or the Originator and any governmental authority which, in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, property or financial or other condition of the Transferor or the Originator; (b) litigation or proceeding adversely affecting the Transferor's ability to perform its obligations under the Transaction Documents or the Originator's ability to perform their obligations under the Transaction Documents or (c) litigation or proceeding adversely affecting the Transferor or the Originator in which in the case of the Originator, the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (ix) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Transferor or the Originator;

                  (x) promptly after the Transferor obtains knowledge thereof, notice of any "Event of Termination", "Incipient Event of Termination" or "Facility Termination Date" under the Transfer Agreement;

                  (xi) so long as any Capital shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that the Originator has stopped selling or contributing to the Transferor, pursuant to the Transfer Agreement, newly arising Receivables;

                  (xii) at the time of the delivery of the financial statements provided for in clauses (i) and (ii) of this paragraph, a certificate of the chief financial officer or the treasurer of the Transferor to the effect that, to the best of such officer's knowledge, no Trigger Event, Potential Trigger Event, Servicer Termination Event or Potential Servicer Termination Event has occurred and is continuing or, if any such Trigger Event, Potential Trigger Event, Servicer Termination Event or Potential Servicer Termination Event has occurred and is continuing, specifying the nature and extent thereof; and

                  (xiii) promptly after receipt thereof, copies of all notices received by the Transferor from the Originator under the Transfer Agreement.


                                    Exh. IV-4

         (l) Separateness. (i) The Transferor shall at all times be managed by an entity which has at least one independent director, who (x) is not currently and has not been during the five years preceding the date on which such Person became an independent director, an officer, director or employee of an Affiliate of the Originator or any Other Corporation, (y) is not a current or former officer or employee of the Originator and (z) is not a stockholder of any Other Corporation or any of their respective Affiliates.

                  (ii) The Transferor shall not direct or participate in the management of any other entity's operations.

                  (iii) The Transferor shall conduct its business from an office separate from that of any other entity (but which may be located in the same facility as one or more of the Other Corporations).

                  (iv)  The   Transferor   shall  at  all  times  be  adequately
         capitalized in light of its contemplated business.

                  (v) The Transferor shall at all times provide for its own operating expenses and liabilities from its own funds.

                  (vi) The Transferor shall maintain its assets and transactions separately from those of any other entity and reflect such assets and transactions in financial statements separate and distinct from those of any other entity and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of any other entity. The Transferor shall hold itself out to the public under the Transferor's own name as a legal entity separate and distinct from all other entities. The Transferor shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of any other entity.

                  (vii) The Transferor shall not become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any other entity.

                  (viii) The Transferor shall not make any payment or distribution of assets with respect to any obligation of any other entity or grant an Adverse Claim on any of its assets to secure any obligation of any other entity.

                  (ix)  The  Transferor  shall  not  make  loans,   advances  or
         otherwise extend credit to any other entity.

                  (x) Each of the Transferor's sole member and manager shall hold regular duly noticed meetings of its respective Board of Directors and make and retain minutes of such meetings.

                  (xi) The Transferor shall have bills of sale (or similar instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any other entity.


                                    Exh. IV-5

                  (xii) The Transferor  shall not engage in any transaction with
         any  of  the   Other   Corporations,   except  as   permitted   by  its
         organizational documents.

         (m) Transfer Agreement. The Transferor will not amend, waive or modify any provision of the Transfer Agreement or waive the occurrence of any "Event of Termination" under the Transfer Agreement, without in each case the prior written consent of the Administrative Agent. The Transferor will perform all of its obligations under the Transfer Agreement in all material respects and will enforce the Transfer Agreement in accordance with its terms in all material respects.

         (n) Nature of Business. The Transferor will not engage in any business other than the purchase of Receivables, Related Security and Collections from the Originator and the transactions contemplated by the Agreement. The Transferor will not create or form any Subsidiary.

         (o) Mergers, Etc. The Transferor will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by the Agreement and the Transfer Agreement.

         (p) Distributions, Etc. The Transferor will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any membership interest in the Transferor, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any membership interest in the Transferor or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; provided, however, that the Transferor may declare and pay cash distributions on its membership interests to its members so long as (i) no Trigger Event or Potential Trigger Event shall then exist or would occur as a result thereof, (ii) such distributions are in compliance with all applicable law including the law of the state of Delaware, and (iii) such distribution have been approved by all necessary and appropriate action of the Transferor.

         (q) Debt. The Transferor will not incur any Debt, other than any Debt incurred pursuant to the Agreement and the Transfer Agreement.

         (r) Limited Liability Company Agreement. The Transferor will not amend or delete Section 5.1 or 5.5 of its Limited Liability Company Agreement.

         (s) Changes in Name, Identity, Corporate Structure and Jurisdiction of Organization. The Transferor shall not change its name, identity or corporate structure or change the location of its jurisdiction of organization unless it shall have: (i) given the Administrative Agent at least (60) days' prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents required to maintain the perfection and first priority of the sale and assignment of the Receivables, Related Security and Collections from the Transferor to the Administrative Agent for its benefit and the ratable benefit of the Transferees pursuant to this Agreement.


                                    Exh. IV-6

         (t) Covenant of the Transferor and the Originator. Until the latest of the Facility Termination Date, the date on which no Capital of or Yield on any Receivable shall be outstanding or the date all other amounts owed by the Transferor hereunder to the Transferees or the Administrative Agent are paid in full, each of the Transferor and the Originator will, at their respective expense, from time to time during regular business hours as requested by the Administrative Agent, permit the Administrative Agent or its agents or representatives (including independent public accountants, which may be the Transferor's or the Originator's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Transferor or the Originator, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Transferor or the Originator, as the case may be, relating to Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Transferor or the Originator, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to the Receivables and the Related Security or the Transferor's or the Originator's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Transferor or the Originator, as the case may be, having knowledge of such matters. In addition, upon the Administrative Agent's request at least once per year, the Transferor will, at its expense, appoint independent public accountants (which may, with the consent of the Administrative Agent, be the Transferor's regular independent public accountants), or utilize the Administrative Agent's representatives or auditors, to prepare and deliver to the Administrative Agent a written report with respect to the Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Administrative Agent.


                                    Exh. IV-7

                                    EXHIBIT V

                                 TRIGGER EVENTS

         Each of the following, unless waived in writing by the Administrative Agent (other than as set forth in clauses (h) or (n), neither of which can be waived), shall be a "Trigger Event":

         (a) The Collection  Agent (if the Originator or any of its  Affiliates)
(i) shall fail to perform or observe any term, covenant or agreement under the Agreement (other than as referred to in clause (ii) of this paragraph (a)) and such failure shall remain unremedied for three Business Days after receipt of notice or actual knowledge thereof or (ii) shall fail to make when due any payment or deposit to be made by it under the Agreement; or

         (b) The Transferor or the Originator shall fail (i) to transfer to the Administrative Agent when requested any rights pursuant to the Agreement which the Transferor or the Originator then has as Collection Agent or otherwise or
(ii) to make any payment  required  under Section 1.03 or 3.03 of the Agreement;
or

         (c) Any representation or warranty made by the Transferor or the Originator (or any of their respective officers) under the Transaction
Documents, or any information or report delivered by the Transferor or the Originator pursuant to the Transaction Documents shall prove to have been incorrect or untrue in any material respect when made or delivered; or

         (d) The Transferor shall fail to perform or observe any other term, covenant or agreement contained in the Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for ten days after written notice thereof shall have been given to the Transferor by the Administrative Agent; or

         (e) The Originator shall fail to perform or observe any term, covenant or agreement contained in the Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for ten days after written notice thereof shall have been given to the Originator by the Administrative Agent (or, with respect to a failure to deliver the Transferor Report pursuant to Section 4.02 of the Agreement such failure shall remain unremedied for three days, without a requirement for notice); or

         (f) Any member of the IKON Group or any Subsidiary thereof shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase

                                    Exh. V-1
or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         (g) Any Transfer shall for any reason cease to create, or the interest of the Administrative Agent (for the benefit of the Transferees) in any Receivable shall for any reason cease to be, a valid and perfected first priority interest in each Receivable and the Related Security and Collections with respect thereto; or the security interest created pursuant to Section 1.11 shall for any reason cease to be a valid first priority security interest in the collateral security referred to in such Section; or

         (h) Any member of the IKON Group or any Subsidiary thereof shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any such member or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any member of the IKON Group or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (h); or

         (i) As of the last day of any calendar month: (i) the Three-Month Rolling Average Delinquency Ratio exceeds 10.00% or (ii) the Three-Month Rolling Average Default Ratio exceeds 12.00%; or

         (j) There shall have occurred any material adverse change in the business, operations, property or financial or other condition of the Originator since September 30, 2000, or the Transferor since the date of its formation; or there shall have occurred any event which may materially adversely affect the collectibility of the Receivables, the ability of the Collection Agent or the Transferor to collect the Receivables or the ability of the Originator or the Transferor to perform its respective obligations under the Transaction Documents; or

         (k) An "Event of Termination" or "Facility Termination Date" shall occur under the Transfer Agreement, or the Transfer Agreement shall cease to be in full force and effect; or

         (l) All of the members' interests of the Transferor shall cease to be owned, directly or indirectly, by the Originator; or

         (m) On any Settlement Date, (a) the aggregate Outstanding Balance of all Eligible Receivables is less than (b) the Required Balance; or

         (n) The Transferor shall fail to comply with the covenant contained in clause (k)(x) of Exhibit IV; or


                                    Exh. V-2

         (o)  The   Transferor   shall   have   failed  to  effect  a   Take-Out
Securitization at least once in each consecutive 18-month period following the initial Transfer.






                                    Exh. V-3

                                   EXHIBIT VI

         The principal place of business and chief executive offices of the Transferor are located at:

                               IKON FUNDING-3, LLC
                                 1738 Bass Road
                              Macon, Georgia 31210

         The original records concerning the Receivables (and all original documents related thereto) are located at the offices of the Collection Agent at:

                                IOS CAPITAL, LLC
                                 1738 Bass Road
                              Macon, Georgia 31210

                                   Exh. VI-1

                                                               ANNEX A

                                Form of Contract




                                   Exh. VI-2

13048963 01705248

                                                               ANNEX B

                            Form of Transferor Report




                                   Exh. VI-3

                                                               ANNEX C

                              FORM TRANSFER NOTICE

                              ______________, _____




DEUTSCHE BANK AG, NEW YORK BRANCH
31 West 52nd Street
New York, NY 10017
Attention: David McCollum


Ladies and Gentlemen:

         Reference is hereby made to the Amended and Restated Receivables Transfer Agreement, dated as of March __, 2003 (as amended, supplemented or otherwise modified, the "Amended and Restated Receivables Transfer Agreement"), among IKON Funding-3, LLC, as Transferor, IOS Capital, LLC, as Originator and Collection Agent, Gemini Securitization Corp., as Conduit Transferee, the Alternate Transferees from time to time party thereto and Deutsche Bank AG, New York Branch, as Administrative Agent. Capitalized terms used in this Transfer Notice and not otherwise defined herein shall have the meanings assigned thereto in the Amended and Restated Receivables Transfer Agreement.

         This letter constitutes a Transfer Notice pursuant to Section 1.02(a) of the Amended and Restated Receivables Transfer Agreement. The Transferor desires to effect a Transfer on ____________, _____ for Consideration of $___________.1 The aggregate Outstanding Balance of the Receivables to be transferred in connection herewith is $____________, as shown on the attached addendum to Schedule II to the Amended and Restated Receivables Transfer Agreement.

         The Transferor hereby represents and warrants as of the date hereof, and as of the date of Transfer, as follows:

                  (i) The representations and warranties of the Transferor contained in Exhibit III are correct on and as of the date of the Transfer as though made on and as of such date;

                  (ii) The representations and warranties of the Originator contained in the Transaction Documents are correct on and as of the date of the Transfer as though made on and as of such date;


-------------------------------------
1. Minimum account of $10,000,000 and increments of $100,000 in excess thereof.


                                    Exh. VI-4

                  (iii) No event has occurred and is continuing, or would result from the Transfer, that constitutes a Trigger Event, a Potential Trigger Event, a Servicer Termination Event or a Potential Servicer Termination Event;

                  (iv) The Facility Termination Date shall not have occurred;

                  (v) The Aggregate Capital does not exceed the Aggregate Commitment;

                  (vi) The outstanding Outstanding Balance of all Eligible Receivables is not less than the Required Balance; and

                  (vii) After giving effect to such Transfer, it will be in compliance with the hedging requirements set forth in Section 1.12.

         Attached hereto is a true and correct schedule setting forth detailed information regarding the Receivables to be included in the proposed Transfer, including an addendum to Schedule II to the Amended and Restated Receivables Transfer Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Transfer Notice to be executed by its duly authorized officer as of the date first above written.

                                     IKON FUNDING-3, LLC


                                     By:
                                        ------------------------------
                                     Name:
                                     Title:



                                    Exh. VI-5

                                                               ANNEX D

                             FORM OF PAYDOWN NOTICE

                              ______________, _____




DEUTSCHE BANK, AG, NEW YORK BRANCH
31 West 52nd Street
New York, NY 10017
Attention: David McCollum


Ladies and Gentlemen:

         Reference is hereby made to the Amended and Restated Receivables Transfer Agreement, dated as of March __, 2003 (as amended, supplemented or otherwise modified, the "Amended and Restated Receivables Transfer Agreement"), among IKON Funding-2, LLC, as Transferor, IOS Capital, LLC, as Originator and Collection Agent, Gemini Securitization Corp., as Conduit Transferee, the Alternate Transferees from time to time party thereto and Deutsche Bank AG, New York Branch, as Administrative Agent. Capitalized terms used in this Transfer Notice and not otherwise defined herein shall have the meanings assigned thereto in the Amended and Restated Receivables Transfer Agreement.

         This letter constitutes a Paydown Notice pursuant to Section 1.03(g) of the Amended and Restated Receivables Transfer Agreement. The Transferor desires to reduce the Aggregate Capital on ____________, _____2 by the application of $___________ in cash to pay the Aggregate Capital and Yield accrued and to accrue (until such cash can be used to pay Commercial Paper notes) with respect to such Aggregate Capital, together with all costs related to such reduction of Capital.

         IN WITNESS WHEREOF, the undersigned has caused this Transfer Notice to be executed by its duly authorized officer as of the date first above written.

                                     IKON FUNDING-3, LLC


                                      By:_______________________________
                                      Name:
                                     Title:


-------------------------------------
2 Notice must be given at least ten Business Days' prior to the requested paydown date, in the case of reductions in excess of $25,000,000, or at least two Business Days' prior to the requested paydown date, in the case of reductions of $25,000,000 or less.

                                   Exh. VI-6

                                                               ANNEX E

                             FORM OF HEDGE AGREEMENT



                                   Exh. VI-7

                                   SCHEDULE I

                          CREDIT AND COLLECTION POLICY


                                     Sch.-I

                                   SCHEDULE II

                               LIST OF RECEIVABLES



                                    Sch.-II

                                  SCHEDULE III

                             LIST OF LOCK-BOX BANKS
                             AND COLLECTION ACCOUNTS


Lock-box bank:                First Union National Bank, Philadelphia
Lock-boxes:                   Atlanta #931742
                              Atlanta  #931750  Atlanta  #740540 Atlanta #740541
                              Dallas   #650016  Dallas  #650073  Dallas  #850074
                              Dallas #850014 Langhorne #41564
Collection Account:           Account number 2000002649085 of IOS Capital, LLC
                              at First Union National Bank,
                              Philadelphia



                                    Sch.-III

                                TABLE OF CONTENTS
                                                                      Page



                                    ARTICLE I
                          AMOUNTS AND TERMS OF TRANSFER

Section 1.01.    Facility.................................................1

Section 1.02.    Consideration and Terms..................................2

Section 1.03.    Settlement Procedures....................................3

Section 1.04.    Payment of Fees and Yield................................6

Section 1.05.    Payments and Computations, Etc...........................6

Section 1.06.    Increased Costs..........................................6

Section 1.07.    Requirements of Law......................................7

Section 1.08.    Inability to Determine Eurodollar Rate...................8

Section 1.09.    Breakage Costs...........................................8

Section 1.10.    Retransfer of Receivables................................8

Section 1.11.    Security Interest........................................9

Section 1.12.    Hedging Requirements....................................10

                                   ARTICLE II
            REPRESENTATIONS AND WARRANTIES; COVENANTS; TRIGGER EVENTS

Section 2.01.     Representations and Warranties; Covenants..............11

Section 2.02.     Trigger Events.........................................11

                                   ARTICLE III
                        INDEMNIFICATION, REPURCHASE, ETC

Section 3.01.     Indemnities by the Transferor..........................12

Section 3.02.     [RESERVED].............................................13

Section 3.03.     Repurchase of Ineligible and Certain Other
                  Receivables ...........................................13


                                   ARTICLE IV
                  ADMINISTRATION AND COLLECTION OF RECEIVABLES

Section 4.01.     Designation of Collection Agent........................14

Section 4.02.     Duties of Collection Agent.............................14

Section 4.03.     Certain Rights of the Administrative Agent.............15

Section 4.04.     Rights and Remedies....................................16

Section 4.05.     Further Actions Evidencing Transfers...................16

Section 4.06.     Covenants of the Collection Agent and the Originator
                  (a) Audits ............................................17

Section 4.07.     Indemnities by the Collection Agent....................17

Section 4.08.     Collection Account Agreement...........................18

                               Table of Contents
                                   (continued)

                                    ARTICLE V
                                  MISCELLANEOUS

Section 5.01.     Amendments, Etc........................................19

Section 5.02.     Notices, Etc...........................................19

Section 5.03.     Assignability..........................................20

Section 5.04.     Costs, Expenses and Taxes..............................21

Section 5.05.     No Proceedings; Limitation on Payments.................22

Section 5.06.     Confidentiality........................................22

Section 5.07.     GOVERNING LAW..........................................23

Section 5.08.     Execution in Counterparts..............................23

Section 5.09.     Termination............................................23

Section 5.10.     Tax Treatment..........................................23

Section 5.11.     Agent Conflict Waiver..................................23

                                    EXHIBITS

EXHIBIT I.........--       Definitions
EXHIBIT II........--       Conditions of the Transfer
EXHIBIT III.......--       Representations and Warranties
EXHIBIT IV........--       Covenants
EXHIBIT V.........--       Form of Paydown Notice
EXHIBIT VI........--       Principal Place of Business and Location of Records

                                     ANNEXES

ANNEX A  --.......Form of Contract
ANNEX B  --.......Form of Transferor Report
ANNEX C  --.......Form of Transfer Notice
ANNEX D  --.......Form of Paydown Notice
ANNEX E  --.......Form of Hedge Agreement

                                    SCHEDULES

SCHEDULE I........--       Credit and Collection Policy

SCHEDULE II.......--       List of Receivables

SCHEDULE III......--       List of Lock-Box Banks and Collection Accounts||


                                      -iii-